EXHIBIT 3.1

             ORDER OF U.S. BANKRUPTCY COURT DATED DECEMBER 18, 2003
                        (confirming Reorganization Plan)

R. Gibson Pagter, Jr. - Bar No.  116450
PAGTER AND MILLER
1551 N. Tustin Avenue Suite 850
Santa Ana, California  92705
Telephone:        (714) 541-6072                  ENTERED DEC 22 2003
Facsimile:        (714) 541-6897                  CLERK. U.S. BANKRUPTCY COURT
                                                  CENTRAL DISTRICT OF CALIFORNIA
Attorneys for Worldwide Wireless Networks, Inc.
Debtor and Debtor in Possession

Leonard M. Shulman - Bar No. 126349
MARSHACK SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre, Suite 300
Foothill Ranch, California 92610-2808
Telephone:        (949) 340-3400
Facsimile:        (949) 340-3000

Attorneys for the Official Committee of Unsecured Creditors
For the Bankruptcy Estate of Worldwide Wireless Networks, Inc

                         UNITED STATES BANKRUPTCY COURT

               CENTRAL DISTRICT OF CALIFORNIA, SANTA ANA DIVISION


In re                                 Case No.  SA 02-17020 JB
                                      Chapter  11
WORLDWIDE WIRELESS
NETWORKS, INC.                        ORDER CONFIRMING DEBTOR'S AND COMMITTEE'S
                                      FIRST AMENDED JOINT PLAN OF REORGANIZATION
                                      (AS MODIFIED IN OPEN COURT ON NOVEMBER
Debtor.                               18, 2003)

                                      Date:    December 18, 2003
                                      Time:    2:30 P.M.
                                      Place:   Courtroom 6D
                                               Ronald Reagan Federal Building
                                               and United States Courthouse
                                               411 West Fourth Street
                                               Santa Ana, California 92701

         The Motion To Approve Non-Material Modification To The Debtor's And The Committee's Joint First Amended Plan Of Reorganization (As Modified In Open Court On November 18, 2003) filed by filed by Worldwide Wireless Networks, Inc, the debtor and debtor in possession herein ("Debtor") and its Official Committee of Unsecured Creditors came on for hearing on December 18, 2003, the Honorable James N. Barr, United States Bankruptcy Judge presiding.

         The Committee appeared through Marshack Shulman Hodges & Bastian LLP by Leonard M. Shulman. Other appearances were as noted in the Court's record.

         The Court, after consideration of: (1) the Debtor's And Committee's First Amended Joint Plan Of Reorganization (As Modified in Open Court on November 18, 2003) (the "Plan"), a copy of which is attached hereto as Exhibit 1; (2) the Debtor's And Committee's Joint First Amended Disclosure Statement Describing Debtor's And Committee's First Amended Joint Plan Of Reorganization (As Modified in Open Court on November 18, 2003) (the "Disclosure Statement");
(3) the memorandum of points and authorities in support of confirmation of the Plan; (4) the declaration of Jerry Collazo filed in support of confirmation; (5) the declaration of Leonard M. Shulman. regarding the ballot analysis; (6) the declaration of Lorre E. Clapp regarding service of the notice of plan confirmation hearing; (7) the records and files in this Chapter 11 case; (8) the arguments and evidence presented at the hearing, (9) the Modify Motion; (10) the objections to the Plan filed by Sean Loftis and 1st Universe; and (11) the oral motion at the hearing by the Debtor and its Committee to confirm the Plan, hereby makes the following findings:

         1. The hearing on Modify Motion was held on adequate and proper notice to parties in interest;

         2. The Plan, the Disclosure Statement and ballots were duly transmitted to creditors and parties-in-interest in accordance with Bankruptcy Code Section 1125;

         3. All payments made or promised by the Debtor for services or costs and expenses incurred in, or in connection with, the Plan and incident to the case, have been fully disclosed to the Court and are reasonable, or, if to be fixed after confirmation of the Plan, will be subject to the approval of the Court; other than professionals fees, which will be determined in accordance with Section 330 of the Bankruptcy Code, applicable Federal Rules of Bankruptcy Procedure and Local Bankruptcy Rules and the Guides and requirements of the Office of the United States Trustee.

         4. The Plan as modified by this Order satisfies all of the requirements for confirmation set forth in Bankruptcy Code Section 1129 and complies with all other applicable provisions of the Bankruptcy Code, including but not limited to the following;

                  a. The Plan has been proposed in good faith and not by any means forbidden by law;

                  b. Each holder of a claim or interest has accepted the Plan or will receive or retain under the Plan property of value as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date;

                  c. Class 2 is impaired under the Plan and voted to accept the Plan;

                  d. Although Class 3 is impaired under the Plan and was deemed to have rejected the Plan, the Plan does not discriminate unfairly and is fair and equitable with respect to Class 3.

                  e. The Plan does not discriminate unfairly and is fair and equitable, with respect to all Classes that are impaired thereunder;

                  f. The Debtor and its Committee, as joint proponents of the Plan, have made all required disclosures under the Bankruptcy Code; and

                  g. The requirements of Bankruptcy Code Section 1129(b) have been satisfied.

                  h. The notice given of the hearing on the Modify Motion and confirmation of the Plan was sufficient under the circumstances of this case; and

                  i. Good cause exists for confirming the Plan as modified by this Order.

 ////
 ////
 ////
 ////

         NOW, THEREFORE, the Court being in all things duly advised and based upon the foregoing findings and good cause appearing therefore:

         IT  IS  ORDERED  that  the  Plan  is  confirmed   with  the   following
modifications:

         1. Section III.D.I. of the Plan shall be modified to read as follows:

         D.  Means of Effectuating the Plan

         1.       Funding for the Plan

                  The Plan will be funded by the following:

         o With funding provided by investors of ECHEX, ECHEX will pay the Estate the ECHEX Payment of $100,000. Under the Plan, on the Effective Date, (1) on account of their Allowed Claims, Creditors holding Allowed Unsecured Claims will receive collectively approximately 250,000 shares of the Reorganized Debtor Stock, (2) in exchange for their shares currently held in ECHEX the shareholders of ECHEX will collectively receive approximately 4,000,0000 shares of Reorganized Debtor Stock, and (3) in exchange for funding the ECHEX Payment the new investors of ECHEX and the management and consultants of ECHEX providing services will receive collectively approximately 1,010,000 shares of Reorganized Debtor Stock.1

         o Upon the Effective Date, the Existing Stock in Debtor held by Interest Holders will be will be reverse split in the following manner. The Existing Stock of Debtor will be reverse split in the ratio of ONE new share of Reorganized Debtor Stock for every FIVE THOUSAND shares of Existing Debtor Stock. Interest Holders of Existing Stock of Debtor who hold five thousand or more shares in any discrete account will receive one new share of Reorganized Debtor Stock for each five thousand Existing Stock of Debtor. All resulting post split fractional shares will be rounded down to the whole integer and no cash consideration in lieu of the issuance of any fractional new share of Reorganized Debtor Stock will be paid. No fractional shares will be issued or allowed to be combined or aggregated. Interest

-----------------
1 The Reorganized Debtor Stock will be distributed as follows. (Originally, Jerry Collazo was to receive 10,000 shares of Reorganized Debtor Stock for providing services related to completing the Stock Issuance Agreement transaction. The Plan has been modified such that the 10,000 shares of Reorganized Debtor Stock will not be issued to Jerry Collazo):

Party                                           Number of Shares of
                                                Reorganized Debtor Stock
-------------------                             ------------------------
New investors, management and consultants               1,010,000
recapitalizing Reorganized Debtor as ECHEX.

Class 2 General Unsecured Creditors                     250,000

Shareholders of ECHEX
(in exchange for their shares in ECHEX)                 4,000,000
                                                ------------------------
                Total                                   5,260,000

Holders who hold fewer than five thousand shares of Existing Debtor Stock in any discrete account will receive nothing as the reverse will result in their fractional share being rounded down to zero and as a result, will no longer be Interest Holders of Existing Stock of the Debtor with respect to such shares. Any Existing Debtor Stock not surrendered within thirty days of the Effective Date of the Plan will be extinguished and have no standing or redemption rights. The Reorganized Debtor will work with its transfer agent and the Depository Trust Company to treat Interest Holders who hold their Existing Stock in Debtor in "street name" similarly.

         o No Reorganized Debtor Stock shall be issued to any Interest Holder who is also the holder of a Priority Unsecured Claim or a General Unsecured Claim until any dispute to the Claim of such Creditor or Interest Holder has been fully resolved.

         o Under the Plan, upon the Effective Date, all of Debtor's officers and directors and its sole employee will in effect resign and the current President, Director and majority shareholder of ECHEX, Madeleine Gestas, who will become a majority stockholder in the Reorganized Debtor under the Plan, will be appointed the President and Director of the Reorganized Debtor. The shareholders of the Reorganized Debtor (which includes the current and anticipated to be former shareholders of ECHEX) will appoint other new officers and directors of the Reorganized Debtor as necessary. Upon the Effective Date of the Plan, ECHEX will become a 100% owned subsidiary of the Reorganized Debtor and the management of ECHEX will become the controlling and surviving management of the Reorganized Debtor. The Reorganized Debtor will maintain its publicly traded character with respect to the 250,000 shares of the Reorganized Debtor Stock held by the Estate's General Unsecured Creditors holding Allowed Claims and the Reorganized Debtor Stock issued to any Interest Holders thereby maintaining value for the Reorganized Debtor as a publicly held company and to ECHEX as the Reorganized Debtor's subsidiary. There will be no business plan of the Reorganized Debtor but for the business plan of ECHEX.

         o In addition to the issuance of the Reorganized Debtor Stock, the Plan seeks to accomplish payment to Creditors from the Cash on hand on the Effective Date. Debtor anticipates having approximately $480,000 cash on hand on the Effective Date of the Plan (this amount includes the ECHEX Payment of $100,000 and the estimated proceeds remaining from the sale of Debtor's assets to NextWeb). All Cash payments made under the Plan are to be made on the Payment Date which is estimated to be within ninety days after the Effective Date.

         o Funds for Distributions to Creditors may also be generated from Net Post-Confirmation Estate Claims, if any. Post-Confirmation Estate Claims may include the collection of outstanding accounts receivable due Debtor that were not included in the sale of Debtor's assets to NextWeb.

         o Under the Plan, on the Effective Date, a Disbursement Fund will be created from the Retained Assets and the ECHEX Payment. A Disbursing Agent will be appointed to oversee the Retained Assets, the ECHEX

Payment, Disbursements to Creditors and to carry out all other provisions of the Plan. John M. Wolfe shall serve as the Disbursing Agent.


         2. The Plan treatment for Class 3 shall be modified to state as follows:

----------------- --------------------- -------------------- --------------------------------------------------------
Class             Description           Impaired             Treatment
                                         (Y/N)
----------------- --------------------- -------------------- --------------------------------------------------------
3                 Interest Holders      Yes                  The proposed Stock Issuance Agreement with ECHEX will
                                        Although they are    materially affect interests of the Equity Security
                                        impaired, as         Holders.
                                        Interest Holders
                                        do not receive or    Upon the Effective Date, the  Existing  Stock in  Debtor
                                        retain any value     held by Interest Holders will be  will be  reverse split
                                        under the Plan,      in the following manner.  The  Existing  Stock of Debtor
                                        they are not         will be reverse split  in the ratio  of ONE new share of
                                        entitled to vote     Reorganized  Debtor  Stock  for  every  FIVE   THOUSAND
                                        because such Class   shares  of  Existing  Debtor Stock.  Interest Holders of
                                        is are deemed to     Existing  Stock  of  Debtor who  hold  five  thousand or
                                        have rejected the    more shares  in any  discrete  account will  receive one
                                        Plan.                new  share of  Reorganized  Debtor Stock  for each  five
                                                             thousand  Existing  Stock of Debtor.  All resulting post
                                                             split  fractional  shares  will be  rounded  down to the
                                                             whole integer and no cash  consideration  in lieu of the
                                                             issuance  of any  fractional  new  share of  Reorganized
                                                             Debtor Stock will be paid. No fractional  shares will be
                                                             issued or allowed to be combined or aggregated. Interest
                                                             Holders  who hold  fewer  than five  thousand  shares of
                                                             Existing  Debtor  Stock  in any  discrete  account  will
                                                             receive  nothing  as the  reverse  will  result in their
                                                             fractional  share  being  rounded  down to zero and as a
                                                             result,  will no longer be Interest  Holders of Existing
                                                             Stock of the Debtor  with  respect to such  shares.  Any
                                                             Existing Debtor Stock not surrendered within thirty days
                                                             of the Effective  Date of the Plan will be  extinguished
                                                             and  have  no  standing  or   redemption   rights.   The
                                                             Reorganized Debtor will work with its transfer agent and
                                                             the Depository  Trust Company to treat Interest  Holders
                                                             who hold their Existing Stock in Debtor in "street name"
                                                             similarly.

                                                             No  Reorganized  Debtor  Stock  shall be  issued  to any
                                                             Interest  Holder  who is also the  holder of a  Priority
                                                             Unsecured  Claim or a General  Unsecured Claim until any
                                                             dispute to the Claim of such Creditor or Interest Holder
                                                             has been fully resolved.

----------------- --------------------- -------------------- --------------------------------------------------------

////
////

         IT IS ORDERED that Debtor is authorized, empowered and directed to carry out the provisions of the Plan, and to perform such other acts and execute other documents as are necessary or appropriate in connection with the Plan, and this order confirming the Plan (the "Confirmation Order"), without the necessity of further actions by the Debtor, and all such actions shall be deemed to be duly authorized.

         IT IS ORDERED as a result of confirmation of the Plan, the Debtor's previous obligations to creditors are modified and the terms of repayment of said claims shall be controlled by the Plan.

         IT IS ORDERED after the Effective Date, costs and fees incurred by or to be paid by the Estate shall be paid in the ordinary course of business without this Court's review and approval, with the exception of any costs and fees of professionals seeking reimbursement for services rendered prior to the Confirmation Date.

         IT IS ORDERED until all payments are made under the Plan, this Court shall retain jurisdiction over this case to ensure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, this Court shall retain jurisdiction over this case for all of the purposes as provided in the Plan, including the power to hear any action to recapture assets into the estate.

         IT IS ORDERED except as provided in the Plan to the contrary, all property sold under the Plan shall be sold free and clear of all Claims of all Claimants, parties-in-interest and other entities.

         IT IS ORDERED the transactions contemplated by the Plan, as implemented herein, are in compliance with and satisfy all applicable provisions of the Bankruptcy Code; and that the terms and conditions of the Plan approved by this Order are fair and reasonable.

         IT IS ORDERED the terms and provisions of this Order, as well as all provisions of the Plan, shall be binding in all respects upon the Debtor and each Creditor whether or not the Claim of such Creditor is impaired under the Plan, and whether or not such Creditor has accepted the Plan.

         IT IS ORDERED as of the Effective Date, except for as provided in the Plan, all of the Retained Assets of the Estate shall vest in the Disbursing Agent on behalf of Debtor's Estate which will be immediately transferred to the Disbursement Fund. Except as set forth in the Plan to the contrary, on the Effective Date, the Retained Assets will vest in the Disbursing Agent on behalf of Debtor's Estate and transferred to the Disbursement Fund, free and clear of any Claims, liens, encumbrances, or interests of Creditors, Interest Holders, parties-in-interest, and other entities. After the Confirmation Date, the disposition of assets of the Estate in accordance with the terms of the Plan whether by sale, settlement or otherwise shall not be subject to or require Court approval.

         IT IS ORDERED except as otherwise provided in the Plan, as of the Effective Date, the property dealt with by the Plan shall be free and clear of all Claims of Claimants.

         IT IS ORDERED that the Debtor or the Disbursing Agent or their attorney of record in this case shall comply fully with all provisions of Local Bankruptcy Rule 3020-1 and connection therewith file with the Court a status report within 120 days of entry of this Order, and every six months thereafter, describing Debtor's progress toward plan consummation.

         IT IS ORDERED if the Debtor's case is converted to one under Chapter 7, the property of the Reorganized Debtor shall be revested in the chapter 7 estate.

         IT IS ORDERED when the Plan is fully administered, the Debtor, the Disbursing Agent or their attorney of record in this case shall file an Application for Final Decree and the proposed Final Decree closing this Bankruptcy Case. However, pursuant to Bankruptcy Code Section 1112(b), the term "substantial consummation" shall be defined as the date the first payment is made as required under the Plan. Upon the Reorganized Debtor making first payment under the Plan, the Reorganized Debtor or the Disbursing Agent shall be entitled to file an Application for a Final Decree and the proposed Final Decree closing this bankruptcy case consistent with Federal Rule of Bankruptcy Procedure 3022 and Local Bankruptcy Rule 3020-1(c).

         IT IS ORDERED the  Debtor's  discharge  shall be entered as required by
Bankruptcy Code Section 1141 only upon entry of the Final Decree....


Dated: Dec 22 2003
                                            /s/James N. Barr
                                            ------------------------------------
                                            JAMES N. BARR
                                            UNITED STATES BANKRUPTCY JUDGE

                                   EXHIBIT 1
                                       TO
            ORDER CONFIRMING DEBTOR'S AND COMMITTEE'S FIRST AMENDED
           JOINT PLAN OF REORGANIZATION (AS MODIFIED IN OPEN COURT ON
                               NOVEMBER 18, 2003)

R.  Gibson Pagter, Jr. - Bar No.  116450
PAGTER AND MILLER
1551 N. Tustin Avenue Suite 850
Santa Ana, California  92705                      FILED 03 NOV 20  PM 2:00
Telephone:        (714) 541-6072                  CLERK U.S. BANKRUPTCY COURT
Facsimile:        (714) 541-6897                  CENTRAL DISTRICT OF CALIFORNIA

Attorneys for Worldwide Wireless Networks, Inc.
Debtor and Debtor in Possession

Leonard M. Shulman - Bar No. 126349
MARSHACK SHULMAN HODGES & BASTIAN LLP
26632 Towne Centre, Suite 300
Foothill Ranch, California 92610-2808
Telephone:        (949) 340-3400
Facsimile:        (949) 340-3000

Attorneys for the Official  Committee of Unsecured  Creditors
For the Bankruptcy Estate of Worldwide Wireless Networks, Inc.

                         UNITED STATES BANKRUPTCY COURT
               CENTRAL DISTRICT OF CALIFORNIA, SANTA ANA DIVISION

In re                              Case No.  SA 02-17020 JB
                                   Chapter  11
WORLDWIDE WIRELESS
NETWORKS, INC.                     DEBTOR'S AND COMMITTEE'S JOINT FIRST AMENDED
                                   PLAN OF REORGANIZATION (AS MODIFIED IN OPEN
                                   COURT ON NOVEMBER 18, 2003)
Debtor.

                                   Disclosure Statement Hearing
Debtor's Tax ID Nos.               Date:    November 18, 2003
88-0286466 and 87-0674119          Time:    11:00 A.M.
                                   Place:   Courtroom 6D
                                            Ronald Reagan Federal Building
                                            and United States Courthouse
                                            411 West Fourth Street
                                            Santa Ana, California 92701
                                   Plan Confirmation Hearing
                                   [See Disclosure Statement for Voting and
                                   Objection Procedures]
                                   Date:    December 24, 2003
                                   Time:    10:00 A.M.
                                   Place:   Courtroom 6C
                                            Ronald Reagan Federal Building
                                            and United States Courthouse
                                            411 West Fourth Street
                                            Santa Ana, California 92701
--------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            Page
I.       DEFINITIONS, INTERPRETATIONS, AND RULES OF CONSTRUCTION..............4

         A.       Definitions.................................................4

         B.       Interpretations, Computation of Time and Governing Law......13

                  1.       Undefined Terms....................................13

                  2.       Rules of Interpretation............................14

                  3.       Computing Time Periods.............................15

                  4.       Section Numbers....................................15

                  5.       Notices and Delivery of Documents..................15

II.      INTRODUCTION.........................................................16

III.     III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS............19

         A.       General Overview............................................19

         B.       Unclassified Claims.........................................19

                  1.       Administrative Expenses............................19

                  2.       Court Approval of Fees Required....................22

                  3.       Priority Tax Claims................................22

         C.       Classified Claims and Interests.............................24

                  1.       Classes of Secured Claims..........................24

                  2.       Classes of Priority Unsecured Claims...............24

                  3.       Classes of General Unsecured Claims................26

                  4.       Classes of Interest Holders........................28

         D.       Means of Effectuating the Plan..............................29

                  1.       Funding for the Plan...............................29

         E.       The Stock Issuance Agreement................................31

         F.       The Distribution Fund.......................................36

         G.       Post-Confirmation Management................................36

                  1.       Management of Reorganized Debtor...................36

                  2.       Management of the Disbursement Fund................38

         H.       Disbursing Agent............................................39

         I.       Employment and Compensation of Professionals................40

         J.       Post-Confirmation Estate Claims.............................41

         K.       Objections to Claims........................................43

         L.       Pending Disputed General Unsecured Claims as of the Date
                  of Distribution.............................................43

         M.       Unclaimed Distributions.....................................44

         N.       Other Provisions of the Plan................................45

                  1.       Executory Contracts and Unexpired Leases...........45

                  2.       Changes In Rates Subject To Regulatory
                           Commission Approval................................46

                  3.       Retention of Jurisdiction..........................46

IV.      EFFECT OF CONFIRMATION OF THE PLAN...................................48

         A.       Discharge...................................................48

         B.       Revesting of Property.......................................49

         C.       Inconsistencies Between Plan and Bylaws.....................50

         D.       Modification of the Plan....................................50

         E.       Post-Confirmation Status Reports............................50

         F.       Post-Confirmation Conversion/Dismissal......................51

         G.       Final Decree................................................52

I.       DEFINITIONS, INTERPRETATIONS, AND RULES OF CONSTRUCTION

A. DEFINITIONS

         1. "Administrative Claim" means a Claim for costs and expenses of the administration of the Case under Sections 503(b) or 507(b) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries, or commissions for services); (b) all Claims of professionals employed at the expense of the Estate; and (c) any fees or charges assessed against the Estate under 28 U.S.C. ss. 1930

         2. "Allowed Administrative Claim" means an Administrative Claim allowed pursuant to Sections 503(b) or 507(b) of the Bankruptcy Code.

         3. "Allowed Claim" means a Claim: (a) with respect to which a Proof of Claim has not been filed but the Claim has been listed in the Schedules filed with the Bankruptcy Court by the Debtor and not listed as disputed, contingent, or unliquidated as to amount and as to which no objection is filed within the time period fixed by the Bankruptcy Court, or as to which any such objection has been determined by a Final Order; or (b) with respect to which a Proof of Claim has been filed within the time period fixed by the Bankruptcy Court, and as to which no objection is filed within the time period fixed by the Bankruptcy Court, or as to which any such objection has been determined by a Final Order.

         4. "Allowed General Unsecured Claim" means an unsecured Allowed Claim against the Debtor, however arising, not entitled to priority under Section 507(a) of the Bankruptcy Code, including, without limitation, an Allowed Claim based on the rejection of an executory contract or unexpired lease.

         5. "Allowed Priority Claim" means an Allowed Administrative Claim, Allowed Priority Tax Claim, or Allowed Priority Unsecured Claim.

         6. "Allowed Priority Tax Claim" means an Allowed Claim entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

         7. "Allowed Priority Unsecured Claim" means an Allowed Claim entitled to priority pursuant to Sections 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

         8. "Allowed Secured Claim" means an Allowed Claim secured by a lien, security interest or other charge against property in which the Estate has an interest, or which is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy Code, of the interest of the holder of such Allowed Secured Claim in the Estate's interest in such property, or to the extent of the amount subject to any setoff, as the case may be.

         9. "Avoidance Action" means any action which is filed or which may be filed pursuant to the provisions of Sections 510, 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code, any actions based on applicable nonbankruptcy law that may be incorporated or brought under the foregoing sections of the Bankruptcy Code, or any other similar action or proceeding filed to recover property for or on behalf of the Estate or to avoid a lien or transfer.

         10. "Ballot" means the form distributed to holders of Claims and Interests on which is to be stated an acceptance or rejection of the Plan.

         11. "Bankruptcy Code" means Title 11 of the United States Code, as now in effect or hereafter amended. All citations in the Plan to section numbers are to the Bankruptcy Code unless otherwise expressly indicated.

         12. "Bankruptcy Court" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, which has jurisdiction over the Case and the Estate of the Debtor, or such successor court or tribunal as may hereafter be confirmed or created by lawful authority with power to confirm reorganization plans under Chapter 11 of the Bankruptcy Code and all applicable statutes, rules, and regulations pertaining thereto.

         13. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for use in the Bankruptcy Court, as now in effect or hereafter amended.

         14. "Bar Date" means the last date for filing Proofs of Claim or Proofs of Interest other than Administrative Claims or Claims based upon the rejection of any executory contracts or unexpired leases. The Bar Date for filing Proofs of Claim or Interest was set by the Bankruptcy Court as February 7, 2003. However, as to Creditors or Interest Holders listed on Debtor's Schedules by an amendment filed July 18, 2003, the Bar Date for filing Proofs of Claim or Interest was extended by the Bankruptcy Court to September 22, 2003.

         15. "Business Day" means any day other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         16. "Case" means the Debtor's Chapter 11 bankruptcy case which was filed in the Bankruptcy Court, as Case No. SA 02-17020 JB.

         17. "Cash" means cash and cash equivalents, including, but not limited to, checks or similar forms of payment or exchange.

         18. "Claim" means: (a) a right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

         19. "Claimant" means the holder of a Claim.

         20. "Class" means a grouping into which Claims or Interests which are substantially similar to other Claims or Interests have been classified pursuant to Article IV of the Plan.

         21. "Committee" means the Official Committee of Unsecured Creditors for the Debtor's Case appointed by the UST by on or about October 2, 2002.

         22. "Confirmation" means the entry of the Confirmation Order by the Bankruptcy Court.

         23. "Confirmation Date" means the date on which the Confirmation Order is entered by the Bankruptcy Court.

         24. "Confirmation Hearing" means the hearing, including any continued or postponed session thereof, at which time the Bankruptcy Court will consider and determine whether to confirm the Plan.

         25. "Confirmation Order" means the order, as entered, of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         26. "Creditor" means the holder of an Allowed Claim.

         27.  "Debtor"  means  Worldwide  Wireless  Networks,   Inc.,  a  Nevada
corporation, the debtor in the Case.

         28. "Disallowed Claim" means a Claim against the Debtor, which Claim is disallowed pursuant to an order of the Bankruptcy Court as to which eleven (11) calendar days have passed following entry of such order and no stay pending an appeal of such order is obtained during such period.

         29. "Disallowed Interest" means an Interest asserted against the Debtor, which Interest is disallowed pursuant to an order of the Bankruptcy Court as to which eleven (11) calendar days have passed following entry of such order and no stay pending an appeal of such order is obtained during such period.

         30. "Disbursing Agent" means the person or entity charged with making Distributions pursuant to the terms of the Plan. John M. Wolfe will serve as the Disbursing Agent under the Plan.

         31. "Disbursement Fund" means the fund created on the Effective Date from the Retained Assets and the ECHEX Payment. The Disbursing Agent shall oversee the Disbursement Fund.

         32. "Disclosure Statement" or "Joint Disclosure Statement" means the Disclosure Statement (and all exhibits or schedules annexed thereto or referenced therein) which accompanies the Plan, as the Disclosure Statement may be amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

         33. "Disputed Claim" means any Claim: (a) listed on the Debtor's Schedules as unliquidated, disputed, or contingent; or (b) as to which the Trustee, the Debtor or any other party in interest, has interposed a timely objection or request for estimation or subordination in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation or subordination has not been withdrawn or determined by a Final Order. A Claim will be considered a Disputed Claim in its entirety if an objection is timely filed to any portion of such Claim.

         34. "Disputed Interest" means any Interest in Debtor: (a) listed on the Debtor's Schedules as unliquidated, disputed, or contingent; or (b) as to which the Trustee, the Debtor or any other party in interest, has interposed a timely objection or request for estimation or subordination in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation or subordination has not been withdrawn or determined by a Final Order. An Interest will be considered a Disputed Interest in its entirety if an objection is timely filed to any portion of such Interest.

         35. "Distribution" means the Cash which is required to be distributed under the Plan to the holders of Allowed Claims.

         36. "ECHEX" means ECHEX International, Inc., a California corporation.

         37. "ECHEX Payment" means the $100,000 to be paid by ECHEX to the Estate under the Stock Issuance Agreement. The ECHEX Payment will be funded by the new investors of ECHEX.

         38. "Effective Date" means the date not later than thirty (30) days following the date upon which the Confirmation Order becomes a Final Order; provided, however, that, if an appeal of the Confirmation Order is timely filed, the Debtor may elect to cause the Plan to become effective, notwithstanding the pending appeal, so long as no stay of the Confirmation Order is in effect, by filing with the Bankruptcy Court a notice of such election, in which event the Plan will become effective as provided herein.

         39. "Equity Security Holder" or "Interest Holder" means the holder of an Interest in the Debtor.

         40. "Estate" means the estate created under Section 541 of the Bankruptcy Code in the Case.

         41. "Existing Stock" means the stock of the Debtor prior to the Petition Date.

         42. "File," "Filed," or "Filing" means filed with the Bankruptcy Court having jurisdiction over the Case.

         43. "Final Distribution" means, for each Class, the last Distribution to be made to holders of Allowed Claims in that Class.

         44. "Final Order" means an order or judgment of the Bankruptcy Court, or of any court of competent jurisdiction where there is pending an action in which the Debtor or the Estate is a party, which has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for reargument or rehearing shall then be pending; or (b) any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtor and the its Committee; or (c) any appeal, petition for certiorari, reargument or rehearing has been resolved by the highest court to which the order or judgment was appealed timely or from which certiorari, reargument, or rehearing was sought.

         45. "General Unsecured Claim" means an unsecured Claim against the Debtor that is not entitled to priority under Section 507(a) of the Bankruptcy Code, including, without limitation, a Claim based on the rejection of an executory contract or unexpired lease.

         46. "Interest" means a share of common stock in the Debtor.

         47. "Net Avoidance Action Proceeds" means all of the Cash proceeds recovered from Avoidance Actions, if any, minus all costs of the Avoidance Actions and administrative expenses of the Estate including, but not limited to, the fees and expenses of the Disbursing Agent and Professionals employed by the Estate, income taxes and payments pursuant to the Plan to creditors holding Allowed Administrative Claims, Allowed Priority Claims and/or Allowed Secured Claims.

         48. "Net Post-Confirmation Estate Claims Proceeds" means all of the Cash proceeds recovered from Post-Confirmation Estate Claims, if any, minus all costs of the Post-Confirmation Estate Claims and administrative expenses of the Estate including, but not limited to, the fees and expenses of the Disbursing Agent and Professionals employed by the Estate, income taxes and payments pursuant to the Plan to creditors holding Allowed Administrative Claims, Allowed Priority Claims and/or Allowed Secured Claims.

         49. "Net Stock Issuance Proceeds" means all of the Cash proceeds generated from the Stock Issuance Agreement with ECHEX minus all costs of the transaction and administrative expenses of the Estate including, but not limited to, the fees and expenses of the Disbursing Agent and Professionals employed by the Estate, income taxes and payments pursuant to the Plan to creditors holding Allowed Administrative Claims, Allowed Priority Claims and/or Allowed Secured Claims.

         50. "Net Sale Proceeds" means all of the Cash proceeds from the sale of the assets of the Estate not necessary for the Debtor's reorganization minus all costs of sale and administrative expenses of the Estate including, but not limited to, the fees and expenses of the Disbursing Agent and Professionals employed by the Estate, income taxes and payments pursuant to the Plan to creditors holding Allowed Administrative Claims, Allowed Priority Claims and/or Allowed Secured Claims.

         51. "NextWeb" means NextWeb, Inc., a California corporation.

         52. "Order" means an order or judgment of the Bankruptcy Court as entered on its docket.

         53. "OTCBB" means the Over-The-Counter Bulletin Board(R), a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter securities.

         54. "Payment Date" means the date on which all Cash payments made under the Plan are to be made. The Payment Date is estimated to be within ninety days after the Effective Date.

         55. "Petition Date" means September 11, 2002, the date on which the voluntary petition under Chapter 11 of the Bankruptcy Code was filed by the Debtor thereby commencing the Case.

         56. "Plan" or "Joint Plan" means the Debtor's and its Committee's Plan of Reorganization, as the Plan may be amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

         57. "Post-Confirmation Estate Claims" means any and all claims and causes of action which constitute property of the Estate including, but not limited to, any actions to recover accounts receivable and/or Avoidance Actions, whether or not such claims or causes of action are the subject of litigation pending as of the Effective Date.

         58. "Post-Petition Earnings" means any funds received by Debtor since the Petition Date.

         59. "Priority Claim" means an Administrative Claim, Priority Tax Claim, or Priority Unsecured Claim.

         60.  "Priority Tax Claim" means a Claim asserted to have priority under
Section 507(a)(8) of the Bankruptcy Code.

         61. "Priority Unsecured Claim" means a Claim asserted to have priority under Sections 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

         62. "Professionals" means professionals such as attorneys, consultants or accountants employed by the Disbursing Agent in this case after the confirmation of the Plan, including but not limited to, Marshack Shulman Hodges & Bastian LLP.

         63. "Proof of Claim" means a statement under oath filed in the Case by a Claimant in which the Claimant sets forth the amount claimed to be owed to it and sufficient detail to identify the basis for the Claim, in accordance with Federal Rule of Bankruptcy Procedure 3001.

         64. "Proof of Interest" means a statement under oath filed in the Case by a Interest Holder in which the Interest Holder sets forth the amount of Interest in Debtor claimed to it and sufficient detail to identify the basis for the Interest, in accordance with Federal Rule of Bankruptcy Procedure 3001 and 3002.

         65. "Reorganized Debtor" means the Debtor, on or after the Effective Date.

         66. "Reorganized Debtor Stock" means the stock of the Debtor issued to on the Effective Date pursuant to the Stock Issuance Agreement between Debtor and ECHEX. Pursuant to the Stock Issuance Agreement, on the Effective Date, 5,270,000 shares of new common stock of the Reorganized Debtor will be issued and distributed pursuant to the terms of the Stock Issuance Agreement.

         67. "Retained Assets" means the following:

                  a. Debtor's Cash on hand,

                  b. Debtor's assets that were not a part any prior sale of transaction that have occurred during the Case and authorized by the Court,

                  c. Debtor's assets that are not a part of the Stock Issuance Agreement with ECHEX,

                  d. Post-Confirmation Estate Claims.

         68. "Schedules" means the Schedules of Assets and Liabilities and Statement of Financial Affairs filed by the Debtor in the Case, as amended, modified, or supplemented from time to time.

         69. "SEC" means the Securities and Exchange Commission.

         70. "Secured Claim" means a Claim secured by a lien, security interest or other charge against property in which the Estate has an interest, or which is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value, determined in accordance with Section 506(a) of the Bankruptcy Code, of the interest of the holder of such Secured Claim in the Estate's interest in such property, or to the extent of the amount subject to any setoff, as the case may be.

         71. "Stock Issuance Agreement" means the letter of intent by and between Debtor, its Committee and ECHEX dated August 26, 2003, a copy of which is attached to the Disclosure Statement as Exhibit B.

         72. "Unclaimed Distribution" means any Distribution which is unclaimed as a result of any of the following: (a) checks which have been returned as undeliverable without a proper forwarding address; (b) checks which were not mailed or delivered because of the absence of a proper address to which to mail or deliver the same; (c) checks which remain unnegotiated for a period of ninety
(90) days after the date of issuance.

         73. "Wage Claimant" or "Wage Claim" means a Claimant asserting a Claim pursuant to Section 507(a)(3) or (a)(4) of the Bankruptcy Code.

B.       INTERPRETATIONS, COMPUTATION OF TIME AND GOVERNING LAW

         1. Undefined Terms

         Any term used in the Disclosure Statement that is not defined in the Disclosure Statement, either in Section II. A (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

         2. Rules of Interpretation

         For the purposes of the Disclosure Statement:

                  a. Whenever, from the context, it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural.

                  b. Any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                  c. Any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified, or supplemented as of the Confirmation Date.

                  d. Unless otherwise specified in a particular reference in the Plan, all references in the Plan to Sections, Articles or Exhibits are references to Sections, Articles and Exhibits of or to the Plan.

                  e. Unless otherwise specified in a particular reference in the Plan, the words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan in its entirety rather than only to a particular paragraph, subparagraph, or clause contained in the Plan.

                  f. Captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan.

                  g. The  rules of  construction  set forth in  Bankruptcy  Code
         Section 102 shall apply.

                  h.  The   provisions   of  the  Plan  will  control  over  any
         description thereof contained in the Disclosure Statement.

                  i. Any term used in the Plan that is not defined in the Plan, but that is used in the Bankruptcy Code or in the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply hereto. The definitions and rules of construction contained herein do not apply to the Disclosure Statement or to the exhibits to the Plan except to the extent expressly so stated in the Disclosure Statement or in each exhibit to the Plan.

                  j. Except to the extent that federal law, including the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced for all purposes in accordance with, the laws of the State of California, without giving effect to any principles of conflict of laws thereof.

                  k. All exhibits to the Plan are incorporated into the Plan and will be deemed to be included in the Plan, regardless of when they are filed.

         3. Computing Time Periods

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         4. Section Numbers

         References in the Plan and Disclosure Statement to a Code section are references to the United States Bankruptcy Code (Title 11 of the United States
Code) except as otherwise indicated.

         5. Notices and Delivery of Documents

         All notices, correspondence, and other deliveries under this Disclosure Statement must be directed as follows:
////
////

--------------------------------------------------------------------------------
To the Debtor:                              Jerry Collazo, President
                                            WORLDWIDE  WIRELESS NETWORKS INC
                                            770 The City Drive South Suite 3700
                                            Orange, CA 92868
--------------------------------------------------------------------------------
With a Copy to:                             R.  Gibson Pagter, Jr.
                                            PAGTER AND MILLER
                                            1551 N. Tustin Avenue Suite 850
                                            Santa Ana, California  92705
                                            Telephone: (714) 541-6072
                                            Facsimile:  (714) 541-6897
--------------------------------------------------------------------------------
To the Committee:                          Leonard M. Shulman, Esq.
                                           MARSHACK SHULMAN HODGES & BASTIAN LLP
                                           26632 Towne Centre, Suite 300
                                           Foothill Ranch, California 92610-2808
                                           Telephone: (949) 340-3400
                                           Facsimile: (949) 340-3000

--------------------------------------------------------------------------------

         Upon the Effective Date, all notices, correspondence, and other deliveries under the Plan must be directed as follows:


--------------------------------------------------------------------------------
To the Disbursing Agent:                    John M. Wolfe, Disbursing Agent
                                            5450 Trabuco Road
                                            Irvine, CA 92620
--------------------------------------------------------------------------------
With a Copy to:                             R.  Gibson Pagter, Jr.
                                            PAGTER AND MILLER
                                            1551 N. Tustin Avenue Suite 850
                                            Santa Ana, California  92705
                                            Telephone: (714) 541-6072
                                            Facsimile:  (714) 541-6897
--------------------------------------------------------------------------------
With a Copy to:                            Leonard M. Shulman, Esq.
                                           MARSHACK SHULMAN HODGES & BASTIAN LLP
                                           26632 Towne Centre, Suite 300
                                           Foothill Ranch, California 92610-2808
                                           Telephone: (949) 340-3400
                                           Facsimile: (949) 340-3000


II.      INTRODUCTION


         Worldwide Wireless Networks, Inc., a Nevada corporation is the Debtor in this Case(1). The Debtor commenced its bankruptcy case by filing a voluntary Chapter 11 petition under the United States Bankruptcy Code, ("Code") Sections

------------
1 The definitions of the capitalized terms used in this Plan are contained in Section 1 of this Plan.

101-1330, on September 11, 2002 (the "Petition Date"). This document is the Chapter 11 Plan jointly proposed by the Debtor and its Committee (the Debtor and its Committee may sometimes be referred to here as the "Proponent" of the Plan). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court, and which is provided to help you understand the Plan.

         The Plan is a combined reorganization and liquidating plan. In other words, the Debtor and its Committee seek to accomplish payment according to the Plan primarily through the following:

         o With funding provided by investors of ECHEX, ECHEX will pay the Estate the ECHEX Payment of $100,000. Under the Plan, on the Effective Date, (1) on account of their Allowed Claims, Creditors holding Allowed Unsecured Claims will receive collectively approximately 4.74383% ownership in the Reorganized Debtor, (2) in exchange for their shares currently held in ECHEX the shareholders of ECHEX will collectively receive approximately 75.90133% ownership in the Reorganized Debtor, and (3) in exchange for funding the ECHEX Payment the new investors of ECHEX and the management and consultants of ECHEX providing services will receive collectively approximately 19.35% ownership in the Reorganized Debtor.2 Debtor's Interest Holders will receive no Distribution under the Plan.

------------

2        The  Reorganized  Debtor  Stock will be  distributed  as  follows  (the identity of the investors, management,  consultants and shareholders of
         ECHEX is provided in Exhibit F to the Disclosure Statement):
-----------------------------------------------------------------------------------------------------------------------
Party                                             Number of Shares of Reorganized   Approximate Percentage of
-----                                             --------------------------------  --------------------------
                                                  Debtor Stock                      Reorganized Debtor Stock
                                                  ------------                      ------------------------
-----------------------------------------------------------------------------------------------------------------------
New investors, management and consultants         1,020,000                         19.35484%
recapitalizing Reorganized Debtor as ECHEX
-----------------------------------------------------------------------------------------------------------------------
Class 2 General Unsecured Creditors               250,000                           4.74383%
-----------------------------------------------------------------------------------------------------------------------
Shareholders of ECHEX                             4,000,000                         75.90133%
(in exchange for their shares in ECHEX)
-----------------------------------------------------------------------------------------------------------------------
                           Total                  5,270,000                         100%
-----------------------------------------------------------------------------------------------------------------------

         o Upon the Effective Date, the Existing Stock in Debtor held by Interest Holders will be cancelled and extinguished without recourse.

         o Under the Plan, upon the Effective Date, all of Debtor's officers and directors and its sole employee will in effect resign and the current President, Director and majority shareholder of ECHEX, Madeleine Gestas, who will become a majority stockholder in the Reorganized Debtor under the Plan, will be appointed the President and Director of the Reorganized Debtor. The shareholders of the Reorganized Debtor (which includes the current and anticipated to be former shareholders of ECHEX) will appoint other new officers and directors of the Reorganized Debtor as necessary. Upon the Effective Date of the Plan, ECHEX will become a 100% owned subsidiary of the Reorganized Debtor and the management of ECHEX will become the controlling and surviving management of the Reorganized Debtor. The Reorganized Debtor will maintain its publicly traded character with respect to the 4.74383% of the Reorganized Debtor Stock held by the Estate's General Unsecured Creditors holding Allowed Claims thereby maintaining value for the Reorganized Debtor as a publicly held company and to ECHEX as the Reorganized Debtor's subsidiary. There will be no business plan of the Reorganized Debtor but for the business plan of ECHEX.

         o In addition to the issuance of the Reorganized Debtor Stock, the Debtor seeks to accomplish payment to Creditors from the Cash on hand on the Effective Date. Debtor anticipates having approximately $480,000 cash on hand on the Effective Date of the Plan (this amount includes the ECHEX Payment of $100,000 and the estimated proceeds remaining from the sale of Debtor's assets to NextWeb). All Cash payments made under the Plan are to be made on the Payment Date which is estimated to be within ninety days after the Effective Date.

         o Funds for Distributions to Creditors may also be generated from Net Post-Confirmation Estate Claims, if any. Post-Confirmation Estate Claims may include the collection of outstanding accounts receivable due Debtor that were not included in the sale of Debtor's assets to NextWeb.

         o Under the Plan, on the Effective Date, a Disbursement Fund will be created from the Retained Assets and the ECHEX Payment. A Disbursing Agent will be appointed to oversee the Retained Assets, the ECHEX Payment, Disbursements to Creditors and to carry out all other provisions of the Plan. John M. Wolfe shall serve as the Disbursing Agent.


III.     III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.       General Overview

         As required by the Bankruptcy Code, the Plan classified Claims and Interests in various classes according to their right to priority of payments as provided under the Bankruptcy Code. The Plan states whether each class of Claim or Interest is impaired or unimpaired. The Plan provides the treatment each class will receive under this Plan.

B.       Unclassified Claims

         Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Plan Proponent has not placed the following claims in a class.

1.       Administrative Expenses

         Administrative expenses are claims for costs or expenses of administering Debtor's Chapter 11 case which are allowed under Code Section 507(a)(1). The Code requires that all administrative claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment.

        Except  to  the  extent  that  the  holder  of  a  particular   Allowed
Administrative  Claim  agrees to a different  treatment  thereof,  each  Allowed
Administrative Claim will be paid in full, in Cash, on the later of: (a) the Effective Date; or (b) the fifth Business Day after the order allowing such

Administrative Claim becomes a Final Order. Any holder of an Administrative Claim (including, without limitation, any governmental unit holding an Administrative Claim for post-petition taxes and/or interest and penalties related to such taxes) is required to file a request for payment of its Administrative Claim. Except for any professionals employed by the Estate, requests for payment of Administrative Claims must be filed not later than thirty days after the Effective Date, and will be paid on or before the fifth Business Day after the order allowing such Administrative Claim becomes a Final Order. Except for any professionals employed by the Estate, any failure by the holder of an Administrative Claim to file a request for payment of its Administrative Claim within thirty days after the Effective Date will forever bar such holder of an Administrative Claim from asserting its Administrative Claim against the Estate.

         The   following   chart  lists  all  of  Debtor's   Section   507(a)(1)
administrative claims and their treatment under the Plan:3

-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Name                 Code       Allowed   Total            Paid by           Total Estimated   Treatment
----                 -------    --------  ------           --------          ----------------  ---------
                                to Date   Estimated        Debtor to Date    Required to Be
                                -------   ---------        --------------    --------------
                                                                             Paid on the
                                                                             Effective Date
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Pagter and Miller    507(a)(1)  $.00      $35,000.00       $.00              $35,000.00        Unless otherwise
General Counsel                                                                                agreed, paid in full,
for Debtor                                                                                     in Cash, on the later
                                                                                               of: (a) the Effective
                                                                                               Date; or (b) the
                                                                                               fifth Business Day
                                                                                               after the order
                                                                                               allowing such
                                                                                               Administrative Claim
                                                                                               becomes a Final Order
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------

----------
3        The amounts listed owed are estimates.

-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Name                 Code       Allowed   Total            Paid by           Total Estimated   Treatment
----                 -------    --------  ------           --------          ----------------  ---------
                                to Date   Estimated        Debtor to Date    Required to Be
                                -------   ---------        --------------    --------------
                                                                             Paid on the
                                                                             Effective Date
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------

Marshack Shulman     507(a)(1)  $.00      $40,000.00       $.00              $40,000.00        Unless otherwise
Hodges & Bastian                                                                               agreed, paid in full,
LLP                                                                                            in Cash, on the later
Counsel for the                                                                                of: (a) the Effective
Committee                                                                                      Date; or (b) the
                                                                                               fifth Business Day
                                                                                               after the order
                                                                                               allowing such
                                                                                               Administrative Claim
                                                                                               becomes a Final Order
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Squar Milner Reehl   507(a)(1)  $.00      $35,000.00       $.00              $35,000.00        Unless otherwise
& Williamson LLP                                                                               agreed, paid in full,
Accountants for                                                                                in Cash, on the later
the Committee4                                                                                 of: (a) the Effective
                                                                                               Date; or (b) the fifth
                                                                                               Business Day after the order
                                                                                               allowing such  Administrative
                                                                                               Claim becomes a Final
                                                                                               Order
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Feldhake, August &   507(a)(1)  $.00      $5,000.00        $.00              $5,000.00         Unless otherwise
Roquemore                                                                                      agreed, paid in full,
Special Counsel                                                                                in Cash, on the later
                                                                                               of: (a) the Effective
                                                                                               Date; or (b) the
                                                                                               fifth Business Day
                                                                                               after the order
                                                                                               allowing such
                                                                                               Administrative Claim
                                                                                               becomes a Final Order
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Bidna & Keys         503(b)     $.00      $25,000.00       $.00              $25,000.00        Unless otherwise
Attorneys for Sean                                                                             agreed, paid in full,
Loftis and 1st                                                                                 in Cash, on the later
Universe LP5                                                                                   of: (a) the Effective
                                                                                               Date; or (b) the fifth
                                                                                               Business Day after the order
                                                                                               allowing such  Administrative
                                                                                               Claim becomes a Final
                                                                                               Order
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
------------------------
4        The  $35,000  includes  the $25,000 fee that the firm is to be paid for their  consulting  services  rendered  in  connection  with  the  Stock
         Issuance Agreement.  In addition,  under the Plan, Squar Milner Reehl &
         Williamson LLP is to receive 10,000 shares of Reorganized  Debtor Stock as additional  compensation for their consulting  services  rendered in connection with the Stock Issuance Agreement.  All of such compensation is  subject to a properly  notice fee  application  which must be ruled upon by the Court.
5        Bidna & Keys has advised the Debtor that it will be filing a motion for allowance  of an  Administrative  Claim  pursuant  to  Bankruptcy  Code
         Section  503(b) in the amount of  approximately  $25,000 in  connection with its work performed on the sale of the Debtor's  assets and related matters.

-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Name                 Code       Allowed   Total            Paid by           Total Estimated   Treatment
----                 -------    --------  ------           --------          ----------------  ---------
                                to Date   Estimated        Debtor to Date    Required to Be
                                -------   ---------        --------------    --------------
                                                                             Paid on the
                                                                             Effective Date
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
County of Orange6    503(b)(1)(B)(I)      $44.13           $.00              $44.13            Paid in full on the
                     and                                                                       Effective Date
                     503(b)(I)(C)
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
Clerk, Bankruptcy    507(a)(1)            $250.00          $.00              $250.00           Paid in full on the
Court Fees                                                                                     Effective Date
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
United States        507(a)(1)            $250.00          Debtor        is  $250.00           Paid in full on the
Trustee Fees                                               current  on  its                    Effective Date
                                                           quarterly fees
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------
         Total                            $140,544.13                        $140,544.13
-------------------- ---------- --------- ---------------- ----------------- ----------------- -----------------------

2.       Court Approval of Fees Required

         Unless otherwise noted, the Court must rule on all professional fees listed in the chart above before the fees will be owed. For all fees except the Clerk's Office fee and the United States Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be owed and required to be paid under the Plan.

3.       Priority Tax Claims

         Priority Tax Claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). Except to the extent that the holder of a particular Allowed Priority Tax Claim agrees to a different treatment thereof, the Code requires that each holder of an Allowed Priority Tax Claim receive the present value of such Allowed Priority Tax Claim in deferred Cash payments over a period not exceeding six years from the date of assessment of such tax. These claims total approximately $56,777.79.

         Treatment of Allowed Priority Tax Claims. The Disbursing Agent will have the right to pay all Allowed Priority Tax Claims, or any remaining balance

----------------
6        The  Orange   County   Treasurer-Tax   Collector   filed  a  Claim  for
         Administrative Expenses for 2003/2004 unsecured property taxes.

of such Claim, in full, at any time on or after the Effective Date, without premium or penalty. The Disbursing Agent anticipates that Allowed Priority Tax Claims will be paid in full on the Effective Date.

         The following chart lists all of Debtor's  Section  507(a)(8)  priority tax claims and their treatment under the Plan:7
  ------------------------------------- -------------------------------------- --------------------------------------
  Description                           Amount Owed                            Treatment
  ------------------------------------- -------------------------------------- --------------------------------------
  Name = Internal  Revenue Service      Scheduled for $33,711.08                Pymt Interval = One
  Type of tax = Payroll  Taxes          Claim filed8 for  $24,674.54 of which   Est pymt amt/Interval = $19,173.21
  Date tax assessed =                   $18,087.93 is classified as a Priority  in one  payment
  WT-FICA  for  period  of  9/30/02     Tax  Claim and $6,586.61 is classified  Begin date = Payment Date
  assessed 6/9/03                       as a General  Unsecured  Claim          End date = Payment Date
  FUTA for the period of 1/1/02                                                 Interest Rate % = 6%
  12/31/02 assessed 6/23/03                                                     Total Payout Amount % = 100%


                                                                                The   General    Unsecured   Claim   portion
                                                                                ($6,586.61  plus any Priority  Claim amounts
                                                                                finally   determined   to  be   non-priority
                                                                                General   Unsecured),   will   be   paid  in
                                                                                accordance  with the  treatment  of  Allowed
                                                                                Unsecured Claims as set forth in Class 2.
  ------------------------------------- -------------------------------------- --------------------------------------
  County of Orange                      Scheduled for $11,214.82               Pymt Interval = One payment
  Type of Tax = Property Tax            Claims filed9 for $11,858.82           Est pymt  amt/Interval  =  $12,570.35
  Date tax assessed = 2001, 2002                                               in one payment
                                                                               Begin date = Payment Date
                                                                               End date = Payment Date
                                                                               Interest Rate % = 6%
                                                                               Total Payout Amount % = 100%
  ------------------------------------- -------------------------------------- --------------------------------------

--------------------
7        The  Debtor  and the  Disbursing  Agent  reserve  the  right to file an objection to Priority Tax Claims on any appropriate grounds.

8 The Court's PACER Claims Register indicates that two Claims were filed by the Internal Revenue Service, Claim Nos. 52 and 53. However, the two
         Claims appear to be one and the same.

9        The County of Orange filed 3 claims:

         Claim No. 1 filed 9/27/02 for unsecured taxes of $10,216.98
         Claim No. 22 filed 12/5/02 for unsecured taxes of $11,394.63
         Claim No. 49 filed 4/21/03 for priority taxes of $11,858.82 (this claim was filed late)
         Claim 49 appears to supercede Claim Nos. 1 and 22. The filed Claims of the County of Orange may be subject to objection.

  ------------------------------------- -------------------------------------- --------------------------------------
  Description                           Amount Owed                            Treatment
  ------------------------------------- -------------------------------------- --------------------------------------
  Name = Franchise Tax Board            Scheduled Amount $3,443.00             Pymt Interval = One payment
  Type of Tax = Corporation Tax         Claim No. 18 filed for $3,909.44       Est pymt  amt/Interval = $4,144.01 in
  Date tax assessed =                                                          one payment
  1998,1999,2000,2001 10                                                       Begin date = Payment Date

                                                                               End date = Payment Date
                                                                               Interest  rate % = 6%
                                                                               Total Payout  Amount % = 100%
  ------------------------------------- -------------------------------------- --------------------------------------
  Name = State of California - EDD      $5,195.06                              Pymt Interval = One payment
  Type of Tax = SUI, SDI, SIT                                                  Est pymt  amt/Interval = $5,506.76 in
  Date tax assessed = for Plan                                                 one payment
  purposes, the Effective Date of the                                          Begin date = Payment Date
  Plan.                                                                        End date = Payment  Date
                                                                               Interest rate % = 6%
                                                                               Total Payout Amount % = 100%
  ------------------------------------- -------------------------------------- --------------------------------------

C.       Classified Claims and Interests

1.       Classes of Secured Claims

         Secured Claims are Claims secured by liens on property of the Estate. The Debtor has no Creditors holding Secured Claims.

2.       Classes of Priority Unsecured Claims

         Certain priority claims that are referred to in Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a Claim receive cash on the Effective Date equal to the allowed amount of such Claim. However, a Class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such Claim.

         There are no 507(a)(4), (a)(5), (a)(6) and (a)(7) unsecured Priority Claims.

         The following chart lists all of Debtor's Section 507(a)(3) unsecured Priority Claims (priority Wage Claims of Debtor's employees) and their treatment under the Plan. The Code requires that each holder of a Section 507(a)(3) priority Wage Claim receive payment to the extent of $4,560 for monies earned

-------------
10 The Franchise Tax Board filed Claim No. 18 on 11/25/02 for $3,909.44, which claim may be subject to objection.

within ninety days prior to the Petition Date. The priority Wage Claims are estimated to total $43,863.48 as shown by the chart below. All amounts given in the column entitled "Priority Claim Amount" shall be paid in full on the Payment Date with interest at the rate of 6% as indicated in the column entitled "Amount to be Paid on Payment Date" (the "Priority Portion of the Wage Claims"). The Priority Portion of the Wage Claims are not impaired and such Claimants are not entitled to vote on the Plan as such claimants are deemed to have accepted the Plan. Any amounts of the following claims listed in the column entitled "Amount to be Re-Classified and Treated as General Unsecured Claim" shall be treated as General Unsecured Claims, and as such are impaired and are entitled to the vote on the Plan:

---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
Class      Creditor      Description      Total         Priority Claim      Amount to be          Amount to be Paid
------     --------      -----------      ------        ---------------     -------------         ------------------
No.                                       Amount of     Amount              Re-Classified and     on the Payment
----                                      ----------    -------             ------------------    --------------
                                          Claim                             Treated as a          Date  (Priority
                                          -----                             -------------         ---------------
                                                                            General Unsecured     Claim Amount Plus
                                                                            ------------------    -----------------
                                                                            Claim 11              6%
                                                                            --------              --
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Steve Button  Services         $19,929.80    $4,650.00               $15,279.80              $4,929.00
                         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Howard Shen   Services         $8,886.09     $2,812.50               $6,073.59               $2,981.25
                         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          David Holder  Services         $6,800.00     $.00                    $6,800.00               $0.00
                         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Charlie       Services         $6,666.67     $.00                    $6,666.67               $0.00
           Chavez        rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Curt Collier  Services         $15,738.16    $2,812.50               $12,925.66              $2,981.25
                         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Jason         Services         $19,809.54    $3,515.63               $16,293.91              $3,726.57
           Eggleston     rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Richard       Services         $27,768.55    $4,650.00               $23,118.55              $4,929.00
           Reyna         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Jerry         Services         $42,604.17    $4,650.00               $37,954.17              $4,929.00
           Collazo       rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------

--------------
11       Includes Disputed Claim amounts.

---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
Class      Creditor      Description      Total         Priority Claim      Amount to be          Amount to be Paid
------     --------      -----------      ------        ---------------     -------------         ------------------
No.                                       Amount of     Amount              Re-Classified and     on the Payment
----                                      ----------    -------             ------------------    --------------
                                          Claim                             Treated as a          Date  (Priority
                                          -----                             -------------         ---------------
                                                                            General Unsecured     Claim Amount Plus
                                                                            ------------------    -----------------
                                                                            Claim 11              6%
                                                                            --------              --
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------

1          Michael       Services         $2,808.03     $1,687.50               $1,120.53               $1,788.75
           Valenzona     rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Gregory West  Services         $2,531.02     $1,406.25               $1,124.77               $1,490.63
                         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Hans          Services         $3,748.09     $1,687.50               $2,060.59               $1,788.75
           Soeherso      rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Sam Shen      Services         $29,837.17    $4,650.00               $25,187.17              $4,929.00
                         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Dennis Shen   Services         $131,800.00   $4,650.00               $127,150.00             $4,929.00
                         rendered thru
                         9/10/02 +
                         promissory
                         note
                         originating in
                         1999
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Gilbert       Services         $2,409.96     $1,365.00               $1,044.96               $1,446.90
           Moreno        rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Victoria      Services         $2,259.75     $1,462.50               $797.25                 $1,550.25
           Santos        rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Hung Nguyen   Services         $1,883.55     $1,181.25               $702.30                 $1,252.13
                         rendered
                         thru 9/10/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
1          Peter Ha      Services         $200.00       $200.00                 $0.00                   $212.00
                         rendered
                         thru 7/02
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------
                         Total            $325,680.55   $41,380.63              $15,279.80              $43,863.48
---------- ------------- ---------------- ------------- ------------------- --------------------- --------------------

3.       Classes of General Unsecured Claims

         General Unsecured Claims are unsecured claims not entitled to priority under Code Section 507(a). The following chart identifies this Plan's treatment of the class containing all of Debtor's General Unsecured Claims (see Exhibit D attached to the Disclosure Statement for detailed information about each General Unsecured Claim):12

---------------
12 The Disbursing Agent reserves the right to object to any of the Claims Scheduled by Debtor or filed by Creditors on any reasonable grounds.

  -------------------------------------------------------------------------------------------------------------------
  Class No.    Description                   Impaired           Treatment
                                             (Y/N)
  -------------------------------------------------------------------------------------------------------------------
  2            General unsecured claims      Yes                Allowed General Unsecured Claims shall receive Cash
                                             Impaired; claims   Distributions and Issuance of Reorganized Debtor
               Class 2 are Creditors in this class are Stock as follows:
               holding General Unsecured     entitled to vote
               Claims.                       on the Plan        Cash Distributions:
                                                                -------------------
               There are approximately 152                      After payment of all Allowed Administrative Claims,
               holders of General Unsecured                     Allowed  Priority Tax Claims and Allowed Priority
               Claims with an aggregate                         Unsecured Claims, the remaining Cash on hand shall
               total of approximately                           be used for payment of Allowed General Unsecured
               $5,358,373.42.  This amount                      Claims on a pro-rata basis (based on the amount of
               includes Disputed Claims.                        their Allowed Claim), as follows:
               This amount also includes                        Pymt interval  = One payment.
               the non-priority portion of                      Est. pymt amt/interval = One payment on Payment
               the Claim of the Internal                        Date;
               Revenue Service and the                          Begin date  = Payment Date
               non-priority potion of the                       End date = Payment Date
               Wage Claims.                                      Interest rate %  = -0-
               Depending upon the                               Total payout approx.  4.743941% subject to
               resolution of the Disputed                       resolution of Disputed Claims
               Claims, the total claims in
               the Class 2 may be reduced                       Issuance of Reorganized Debtor Stock
                                                                ------------------------------------
               or increased.   In the event                     On the Effective Date, each holder of an Allowed
               that all Disputed Claims are                     Class 2 General Unsecured Claim will receive a
               disallowed in their                              pro-rata portion (based on the amount of their
               entirety, the total General                      Allowed Claim) of 250,000 shares of the Reorganized
               Unsecured Claims is                              Debtor Stock.
               estimated at $2,661,981.69
               See Exhibit D for detailed
               information about each
               General Unsecured Claim.

               The Plan requires that all
               Disputed Claims will be
               resolved before the Payment
               Date. Any Class 2 General
               Unsecured Claim to which an
               objection has been timely
               asserted, which has not been
               resolved by a Final Order of
               the Bankruptcy Court or
               informal settlement between
               the parties, shall be deemed
               to be a Disputed General
               Unsecured Claim under this
               Plan. No distributions shall
               be made on account of a
               Disputed Claim until such
               Claim has been determined
               and allowed by a Final
               Order, or by agreement
               between the parties.

  -------------------------------------------------------------------------------------------------------------------

4.       Classes of Interest Holders

         Interest holders are the parties who hold ownership interest (i.e., equity interest) in the debtor. If the debtor is a corporation, entities holding preferred or common stock in the debtor are the interest holders. If the debtor is a partnership, the interest holders include both general and limited partners. If the debtor is an individual, the debtor is the interest holder. The following chart identifies the Plan's treatment of the class of interest holders. (See Exhibit E attached to the Disclosure Statement for more detailed information about each interest holder).

----------------- --------------------- -------------------- --------------------------------------------------------
Class             Description           Impaired             Treatment
                                         (Y/N)
----------------- --------------------- -------------------- --------------------------------------------------------
3                 Interest Holders      Yes                  The proposed Stock Issuance Agreement with ECHEX will
                                        Although they are    materially affect interests of the Equity Security
                                        impaired, as         Holders.  As of the Effective Date, Existing Stock in
                                        Interest Holders     Debtor held by Interest Holders will be cancelled
                                        do not receive or    without recourse.  Interest Holders will receive no
                                        retain any value     Disbursements under the Plan.
                                        under the Plan,
                                        they are not
                                        entitled to vote
                                        because such Class
                                        is are deemed to
                                        have rejected the
                                        Plan.
-----------------------------------------------------------------------------------------------------------------------


         Notwithstanding any other provision of the Plan, no payments or Distributions shall be made on account of any Disputed Claim or Disputed
Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest, and then only to the extent it becomes an Allowed Claim or Allowed
Interest. Any Proof of Claim or Proof of Interest filed which differs from the Scheduled amount is deemed to be a Disputed Claim or Disputed Interest.
////
////
////

D.       Means of Effectuating the Plan

1.       Funding for the Plan

         The Plan will be funded by the following:

         o With funding provided by the investors of ECHEX, ECHEX will pay the Estate the ECHEX Payment of $100,000. Under the Plan, on the Effective Date, (1) on account of their Allowed Claims, Creditors holding Allowed Unsecured Claims will receive collectively approximately 4.74383% ownership in the Reorganized
Debtor,  (2)  in  exchange  for  their  shares  currently  held  in  ECHEX,  the shareholders of ECHEX will collectively receive approximately 75.90133% ownership in the Reorganized Debtor, and (3) in exchange for funding the ECHEX Payment the new investors of ECHEX and the management and consultants of ECHEX providing services, will receive collectively approximately 19.35% ownership in the Reorganized Debtor.13 Debtor's Interest Holders will receive no Distribution under the Plan.

         o Upon the Effective Date, the Existing Stock in Debtor held by Interest Holders will be cancelled and extinguished without recourse.

         o Under the Plan, upon the Effective Date, all of Debtor's officers and directors and its sole employee will in effect resign and the current President, Director and majority shareholder of ECHEX, Madeleine Gestas, who will become a
------------

13       The  Reorganized  Debtor  Stock will be  distributed  as  follows  (the identity of the investors, management,  consultants and shareholders of
         ECHEX is provided in Exhibit F to the Disclosure Statement):
-----------------------------------------------------------------------------------------------------------------------
Party                                             Number of Shares of Reorganized   Approximate Percentage of
-----                                             --------------------------------  --------------------------
                                                  Debtor Stock                      Reorganized Debtor Stock
                                                  ------------                      ------------------------
-----------------------------------------------------------------------------------------------------------------------
New investors, management and consultants         1,020,000                         19.35484%
recapitalizing Reorganized Debtor as ECHEX
-----------------------------------------------------------------------------------------------------------------------
Class 2 General Unsecured Creditors               250,000                           4.74383%
-----------------------------------------------------------------------------------------------------------------------
Shareholders of ECHEX                             4,000,000                         75.90133%
(in exchange for their shares in ECHEX)
-----------------------------------------------------------------------------------------------------------------------
                           Total                  5,270,000                         100%
-----------------------------------------------------------------------------------------------------------------------

majority stockholder in the Reorganized Debtor under the Plan, will be appointed the President and Director of the Reorganized Debtor. The shareholders of the Reorganized Debtor (which includes the current and anticipated to be former shareholders of ECHEX) will appoint other new officers and directors of the Reorganized Debtor as necessary. Upon the Effective Date of the Plan, ECHEX will become a 100% owned subsidiary of the Reorganized Debtor and the management of ECHEX will become the controlling and surviving management of the Reorganized Debtor. The Reorganized Debtor will maintain its publicly traded character with respect to the 4.74383% of the Reorganized Debtor Stock held by the Estate's General Unsecured Creditors holding Allowed Claims thereby maintaining value for the Reorganized Debtor as a publicly held company and to ECHEX as the Reorganized Debtor's subsidiary. There will be no business plan of the Reorganized Debtor but for the business plan of ECHEX.

         o In addition to the issuance of the Reorganized Debtor Stock, the Debtor seeks to accomplish payment to Creditors from the Cash on hand on the Effective Date. Debtor anticipates having approximately $480,000 cash on hand on the Effective Date of the Plan (this amount includes the ECHEX Payment of $100,000 and proceeds remaining from the sale of Debtor's assets to NextWeb (as of Effective Date, this amount is estimated to be approximately $380,000. Although as of August 31, 2003, the Debtor had approximately $409,986.28 on hand, from now until the Effective Date, the sale proceeds will be reduced in large part due to the costs of the Debtor's SEC compliance and reporting requirements payment of compensation to Debtor's sole employee and professionals in connection with such activities and the costs to complete the transaction contemplated by the Stock Issuance Agreement. Such costs are anticipated to be approximately $30,000 but may exceed the estimate due to unforeseen events. However, the Debtor does not believe that such costs, including the costs for completing the Stock Issuance Agreement transaction, will exceed the $100,000

ECHEX Payment). All Cash payments made under the Plan are to be made on the Payment Date which is estimated to be within ninety days after the Effective Date.

         o Funds for Distributions to Creditors may also be generated from Net Post-Confirmation Estate Claims, if any. Post-Confirmation Estate Claims may include the collection of outstanding accounts receivable due Debtor that were not included in the sale of Debtor's assets to NextWeb.

         o Under the Plan, on the Effective Date, a Disbursement Fund will be created from the Retained Assets and the ECHEX Payment. A Disbursing Agent will be appointed to oversee the Retained Assets, the ECHEX Payment, Disbursements to Creditors and to carry out all other provisions of the Plan. John M. Wolfe shall serve as the Disbursing Agent.

E.       The Stock Issuance Agreement

         Pursuant to the Stock Issuance Agreement, certain percentages of the Reorganized Debtor Stock shall be issued to (1) the new investors, management and consultants of ECHEX providing the funding for the $100,000 ECHEX Payment;
(2) the shareholders of ECHEX in exchange for their existing shares of stock in ECHEX, and (3), Creditors holding Allowed General Unsecured Claims on account of their Allowed Claims against the Debtor's Estate. The Existing Stock held by Interest Holders will be cancelled without recourse. A copy of the Stock Issuance Agreement is attached as hereto as Exhibit A. The principal terms of the Stock Issuance Agreement are as follows:

         1. The equity Interest of Debtor shall be restructured as follows:

                  a. The Existing Stock in Debtor will be cancelled and extinguished without recourse.

                  b. All options, warrants, stock plan rights and conversion rights of the Debtor of any kind including without limitation any convertible debt instruments will be cancelled and terminated.

                  c. Any and all preferred stock of every series and the accompanying conversion rights of every kind of the Debtor without limitation will be cancelled.

                  d. There will be 5,270,000 shares of Reorganized Debtor Stock (new common stock in Debtor) issued and outstanding which shall be distributed as follows:

                  e. 250,000 unrestricted and unlegended shares exempt from registration shall be distributed pro-rata to Creditors holding Allowed General Unsecured Claims based on the amount of their Allowed General Unsecured Claim. The Committee will be responsible for providing to ECHEX a list identifying each new registered holder and number of shares allocated to such person or entity. Attached as Exhibit D to the Disclosure Statement is the chart identifying each Creditor asserting a General Unsecured Claim against the Estate. The 250,000 shares of Reorganized Debtor Stock shall be distributed to the holders of Allowed General Unsecured Claims on a pro-rata basis. The pro-rata distribution of the Reorganized Debtor Stock to the Creditors holding Allowed General Unsecured Claims will be determined once all Disputed Claims have been finally resolved.

                  f. 1,020,000 of restricted and legended shares shall be issued to new investors providing the funding for the ECHEX Payment and the management and consultants of ECHEX providing services. Attached as Exhibit F to the Disclosure Statement is a chart identifying each investor, management and consultant, identifying the cash invested and identifying the number of shares of Reorganized Debtor Stock to be allocated to each investor, management and consultant. As Exhibit F to the Disclosure Statement indicates, out of this, 10,000 shares will be allocated to Squar Milner Reehl & Williamson LLP and 10,000 shares will be allocated to Jerry Collazo, Debtor's president for consulting services.

                  g. 4,000,000 restricted and legended shares shall be issued to the shareholders of ECHEX in exchange for their shares in ECHEX. The chart attached as Exhibit F to the Disclosure Statement identifies each ECHEX shareholder and the number of shares of Reorganized Debtor Stock to be allocated to each.

         2. Apart from the Reorganized Debtor Stock specifically designated in the Stock Issuance Agreement, neither the Debtor nor the Committee shall seek to have any additional equity securities in the Debtor issued during the Case nor in the event of a future reopening of the Case for consideration to Creditors.

         3. Upon the Effective Date, all of Debtor's officers and directors and its sole employee will be deemed to have resigned and the current President, Director and majority shareholder of ECHEX, Madeleine Gestas, who will become a majority stockholder in the Reorganized Debtor under the Plan, will be appointed the President and Director of the Reorganized Debtor. The shareholders of the Reorganized Debtor (which includes the current and anticipated to be former shareholders of ECHEX) will appoint other new officers and directors of the Reorganized Debtor who will be authorized to restate and amend the Reorganized Debtor's bylaws and Articles of Incorporation for expressly allowing a single member of the board of directors to change the Reorganized Debtor's name to "ECHEX International, Inc." and to take such other actions as are necessary to carry out the provisions of the Plan. Upon the Effective Date of the Plan, ECHEX will become a 100% owned subsidiary of the Reorganized Debtor and the management of ECHEX will become the controlling and surviving management of the Reorganized Debtor. The Reorganized Debtor will maintain its publicly traded character with respect to the 4.74383% of the Reorganized Debtor Stock held by the Estate's General Unsecured Creditors holding Allowed Claims thereby maintaining value for the Reorganized Debtor as a publicly held company and to ECHEX as the Reorganized Debtor's subsidiary. There will be no business plan of the Reorganized Debtor but for the business plan of ECHEX.

         4. ECHEX shall pay or cause to be paid to the Estate the ECHEX Payment of $100,000 cash payable as follows:

                  a. $25,000 shall be paid as a deposit to the attorney-client trust account of the Committee's counsel Marshack Shulman Hodges & Bastian LLP. This $25,000 deposit shall be non-refundable. However, in the event that the Plan is not confirmed by December 31, 2003, or such other extended date as agreed to by the Debtor, ECHEX and the Committee, through no fault of ECHEX, or in the event the Debtor loses its listing on the OTCBB, then the $25,000 deposit shall be deemed refundable.

                  b. $75,000 shall be deposited in the an escrow account as the law office of Eric Littman, 7695 S.W. 104th Street, Suite 210, Miami, Florida 33156 and shall be paid to the Disbursing Agent on behalf of the Estate upon entry of the Final Order confirming the Plan and before the Effective Date of the Plan. $25,000 of the $75,000 held in the escrow account shall be paid to Squar Milner Reehl & Williamson LLP for their consulting services rendered in connection with the Stock Issuance Agreement after entry of the Final Order confirming the Plan and before the Effective Date. 14

         5. All costs of the administration of the Estate, including the attorneys' fees of the Debtor and the Committee shall be borne by the Estate.

         6. Prior to Effective Date, the Debtor shall be responsible to continue to meet any and all reporting and disclosure obligations under the Securities Act of 34. Upon the Effective Date forward, ECHEX shall be responsible to any and all meet reporting and disclosure obligations under the Securities Act of 34.

         7. Other than the Reorganized Debtor Stock and any necessary books and records, no other assets of the Debtor's Estate shall be transferred to ECHEX. ECHEX understands that other assets of the Estate shall be

---------------
14 Squar Milner Reehl & Williamson LLP holds an Administrative Claim against the Estate in the total amount of $35,000 which includes the $25,000 fee that the firm is to be paid for their consulting services rendered in connection with the Stock Issuance Agreement. In addition, under the Plan, Squar Milner Reehl & Williamson LLP is to receive 10,000 shares of Reorganized Debtor Stock as additional compensation for their consulting services rendered in connection with the Stock Issuance Agreement. All of such compensation is subject to a properly notice fee application which must be ruled upon by the Court.

retained by the Estate as the Retained Assets to be administered under the sole-direction of the Disbursing Agent in accordance with the terms of the Plan and the provisions of the Bankruptcy Code.

         8. Debtor must proceed to confirm the Plan by December 31, 2003, or such other extended date as agreed to by the Debtor, ECHEX and the Committee. ECHEX shall be allowed to review, comment and request changes to the Plan, Disclosure Statement and other related documents and orders prior entry of the Final Order confirming the Plan.

         9. The Stock Issuance Agreement is expressly conditioned upon entry of a Final Order of the Bankruptcy Court confirming a plan of reorganization which provides for a discharge of the Reorganized Debtor under Code Section 1141 and that issuance of the Reorganized Debtor Stock through the Plan is exempt from state and federal securities laws as provided in Section 1145 with regards to the stock issued to Creditors holding Allowed Unsecured Claims.

         10. Approval of the Plan will constitute approval of an amendment to the Debtor's Certificate of Incorporation to change the authorized amount of issued and outstanding shares of stock in the Reorganized Debtor in order to facilitate the Stock Issuance Agreement.

                  a. All shares issued as the result of the Stock Issuance Agreement to Creditors holding Allowed Unsecured Claims shall be exempt from registration under both federal and state securities law pursuant to Bankruptcy Code Section 1145(a)(1). Pursuant to Bankruptcy Code
         Section 1145(c), the issuance of such stock is considered a public offering. Any Claimant receiving stock under the Plan should consult its own attorney as to whether such Claimant is considered an "underwriter" for purposes of Bankruptcy Code Section 1145(b) pursuant to Bankruptcy Code Section 1123(a)(5)(D).

                  b. All shares issued as the result of the Stock Issuance Agreement to parties other than Creditors Holding Allowed Unsecured

         Claims shall not be exempt from registration under both federal and state securities law pursuant to Bankruptcy Code Section 1145(a)(1).

F.       The Distribution Fund

         On the Effective Date, the Disbursement Fund will be created which will take title to the Retained Assets. The Disbursement Fund shall be managed by a Disbursing Agent who will be appointed to the Post-Confirmation Estate Claims and to oversee the Disbursement of the Cash generated from the Retained Assets. John M. Wolfe shall be designated as the Disbursing Agent on the Effective Date for the purpose of making all Cash Distributions provided under the Plan at the sole expense of the Disbursement Fund.

         All Cash payments to Creditors as set forth in the Plan will be made out of the Disbursement Fund.

         All of the Disbursing Fund's fees and expenses, including but not limited to the compensation of the Disbursing Agent and other professional fees and expenses, shall be paid solely from the assets of the Disbursement Fund. The Disbursement Agent need not obtain Bankruptcy Court approval of the fees and expenses of the Disbursement Fund unless such approval is sought by a party-in-interest.

         The Disbursement Fund shall exist at no cost to the Reorganized Debtor, unless there is a Plan default, in which case the Disbursement Fund shall be entitled to be reimbursed for reasonable attorneys' fees and expenses upon a finding of a default.

G.       Post-Confirmation Management

1.       Management of Reorganized Debtor

         Post-Confirmation, ECHEX as a major shareholder in the Reorganized Debtor shall control the Reorganized Debtor's operations through appointed management. At its inception, the Reorganized Debtor will have the following officers:

         o Jesse Aguirre, Chief Executive Officer: Mr. Aguirre brings a broad background as an international business executive, public policy expert and creator of one of the most successful and longest-running corporate outreach programs to the Hispanic community during his twenty year career as Sr. VP for Anheuser-Busch, overseeing their $2 billion investment in Mexico. He has been recognized as one of America's 100 most influential Hispanics, holding the position of director of many major Hispanic organizations. He also supervised multi-million dollar community development programs in both the Hispanic and Asian communities. He received his law degree from Harvard Law School.

         o Madeleine Gestas, Executive Vice President Sales and Marketing (Founder): Ms. Gestas is the founder of ECHEX and also of Global Payment
Solutions, LLC ("GPS"). She has been at the forefront of emerging payment technologies for the last seven years and in the legal field specializing in intellectual property and legal representation for the Hispanic community for over fifteen years. She has developed, over the years, relationships in both the governmental and corporate levels both in the U.S. and in Mexico, and as former VP of Sales and Marketing for GPS, succeeded in bringing such accounts as Lockheed Martin IMS, EDS and ACS, to GPS. Ms. Gestas has represented GPS on the NACHA's Electronic Check Council, which is responsible for setting regulatory guidelines for the Electronic Payment industry.

         o John Mendez, Chief Operations Officer: Mr. Mendez has a professional career spanning seventeen years, holding executive positions in the money transfer and retail payment product industry. He held the position of VP of sales for Travelers Express MoneyGram for retail sales in North America, South America and the Caribbean. As Business Development Manager for American Express MoneyGram, he was instrumental in the development and implementation of MoneyGram Express Pay. As VP of sales for First Data/Western Union-Commercial sales, he was responsible for accounts bringing in over $100 million in revenue.

and led the operations of the national expansion of one of Western Union's most successful new products, Quick Collect.

         o Richard L. Smith, Chief Financial Officer: Mr. Smith has over twenty-five years experience in investing in new and emerging businesses, successfully taking eighteen companies public. Over the last ten years, he has specialized in developing relationships with banks, and other contacts throughout the world, for the purpose of linking up international platforms for the ATM debit card industry. He spent several years in Europe, working with new companies, developing funds and marketing programs. In the 1980s, he was also President and Founder of Sand Hill Ventures in Sillicon Valley. He received his MBA at George Washington University, majoring in accounting.

         As set forth above, each of these individuals have extensive experience in business and finance generally and specifically in the business in which Reorganized Debtor will engage. ECHEX believes that it already has the management expertise to carry out the business plan of ECHEX and therefore, has no plans to employ any present or former management of Debtor as management of the Reorganized Debtor.

2.       Management of the Disbursement Fund


         The Disbursing Agent shall have exclusive right to investigate and prosecute any and all claims of the Estate, including but not limited to Post-Confirmation Estate Claims and shall have exclusive authority to oversee the Disbursement of the Cash generated from the Retained Assets pursuant to the terms of the Plan.

         The Disbursing Agent which shall have sole and absolute discretion over whether to prosecute, settle or take action with respect to any and all claims of the Estate, including but not limited to Post-Confirmation Estate Claims. The Disbursing Agent shall exercise its reasonable business judgment in determining whether to prosecute, settle or take action regarding any and all claims of the Estate, including but not limited to the Post-Confirmation Estate Claims.

         The Disbursing Agent may compromise or settle any all claims of the Estate, including but not limited to the Post-Confirmation Estate Claims without further notice, hearing or Court order.

         The Disbursing Agent shall make all decisions regarding and carry out all objections to claims not resolved by confirmation.

H.       Disbursing Agent

         John M. Wolfe shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall receive the following compensation for distribution services rendered pursuant to the Plan: three percent (3%) of all monies disbursed or turned over under the Plan by the Disbursing Agent to parties in interest, including holders of Secured Claims, if any, and professionals employed by the Estate and reimbursement of actual expenses without the need for any further order of the Bankruptcy Court, provided, however, that the Court shall retain jurisdiction to resolve any disputes relating to professional fees and expenses. The Disbursing Agent shall be paid from the cash on hand immediately before the Payment Date.

         The Disbursing Agent shall be responsible for all actions necessary to maintain and maximize the Debtor's affairs. The Disbursing Agent shall be responsible for preservation of the Retained Assets and pursuit of any claims held by the Debtor's Estate, including but not limited to the Post-Confirmation Estate Claims and shall be responsible for the Distribution of the Cash or any recoveries to Creditors pursuant to the provisions of the Bankruptcy Code and the Plan. The duties of the Disbursing Agent shall also include preparing and filing the post-confirmation status reports with the Office of the United States Trustee and paying all post-confirmation quarterly fees of the Office of the United States Trustee until the bankruptcy case is dismissed or a final decree has been entered, whichever occurs first.

I.       Employment and Compensation of Professionals

         The Disbursing Agent does not anticipate that professionals will be employed to assist with his duties herein other than the professionals that were employed by the Debtor and the Committee pursuant to Court order during the Case. In carrying out its duties under the Plan, the Disbursing Agent shall use the services of the professionals employed pursuant to order of the Bankruptcy Court prior to confirmation of the Plan. For example, the Disbursing Agent will employ Marshack Shulman Hodges & Bastian LLP as his general counsel. Marshack Shulman Hodges & Bastian LLP will assist the Disbursing Agent in carrying out his duties under the Plan such as assisting in the prosecution of Post-Confirmation Estate Claims, the investigation and if necessary, brining actions to pursue the collection of accountants receivable and to review extraordinary claims filed against the Estate and, if necessary, bring actions to object to certain claims if there is sufficient cause.

         The continued employment of such professionals will save the fees and costs associated with counsel not already familiar with the matters which the professionals will undertake. Since their involvement in Debtor's Case, the professionals have conducted investigations and obtained special knowledge that will assist the Disbursing Agent in carrying out the provisions of the Plan and assist with the winding up of the Case including claims objections.

         Notwithstanding the foregoing, if necessary, with respect to the investigation and prosecution of the claims of the Estate, without the need for obtaining Court authority, the Disbursing Agent shall have the sole and exclusive right to designate, select and retain such additional attorneys, accountants, and experts on terms it negotiates using its reasonable business judgment in determining to employing such professionals.

         Except as set forth herein to the contrary, any professional employed by the Disbursing Agent in this Case after the confirmation of the Plan seeking payment of its post-confirmation fees and costs will be entitled to seek payment of such fees and costs without the need for any further order of the Bankruptcy Court, provided, however, that the Court shall retain jurisdiction to resolve any disputes relating to professional fees and expenses. Any professional seeking compensation of post confirmation fees and expenses shall serve upon the Disbursing Agent and his counsel, the Debtor's counsel, and the Committee (collectively the "Noticing Parties") a written notice advising of the total fees and expenses requested to be paid (the "Fee Notice"). A billing statement which includes documentation of the fees and costs requested which conforms substantially to the United States Trustee's Fee Guide shall be served on the Noticing Parties concurrent with the service of the Fee Notice. If any party in interest fails to serve on the post confirmation professional and file with the Bankruptcy Court an objection to the post confirmation fees and expenses within ten days after the service of the Fee Notice, the fees and costs requested thereby will be deemed allowed, and the professional will thereafter immediately be entitled to the compensation requested thereby and the Disbursing Agent shall immediately pay such compensation to the professional from available funds. If a timely objection to the professional's Fee Notice is filed by any party in interest, the professional will schedule the matter for hearing before the Bankruptcy Court and the Bankruptcy Court will determine the award of fees and expenses to the professional.

J.       Post-Confirmation Estate Claims

        The right to enforce, litigate, collect, and settle, on behalf of the Estate (at the expense of the Estate), any and all Claims and causes of action which constitute property of the Estate including, but not limited to, actions to recover accounts receivable and any Avoidance Actions, whether or not such Claims or causes of action are the subject of litigation pending as of the Effective Date (collectively, the "Post-Confirmation Estate Claims"), shall be vested solely in the Disbursing Agent as of the Effective Date. From and after the Effective Date, the Disbursing Agent shall have the sole right to enforce, file, prosecute, collect, or settle, any Post-Confirmation Estate Claims.

         Any litigation based upon Post-Confirmation Estate Claims will be filed no later than one year after the Effective Date, or within any applicable limitations period, or within such additional period of time as the Bankruptcy Court may allow upon motion of the Disbursing Agent, after such notice as the Bankruptcy Court may deem appropriate. In the event that litigation based upon any Post-Confirmation Estate Claim is not timely commenced, such Post-Confirmation Estate Claim may be deemed waived by the Estate and neither the Disbursing Agent nor any other party-in-interest will have the right to pursue the same; provided, however, that any such Post-Confirmation Estate Claim may be utilized as a defense against or offset to any Claim or cause of action which may be brought against the Estate.

         Notwithstanding the rights of the Disbursing Agent with respect to Post-Confirmation Estate Claims, nothing in the Plan will require the Disbursing Agent to prosecute or litigate any such matters, all of which may be decided by the Disbursing Agent in his sole discretion.

         THE DEBTOR AND THE COMMITTEE HAVE NOT FULLY REVIEWED WHETHER POST-CONFIRMATION ESTATE CLAIMS EXIST, INCLUDING, WITHOUT LIMITATION, WHETHER OR NOT THERE ARE ANY AVOIDANCE ACTIONS WHICH MAY BE BROUGHT BY THE DISBURSING AGENT AFTER THE EFFECTIVE DATE. THIS INVESTIGATION IS ON-GOING. AS RESULT, CREDITORS AND OTHER PARTIES-IN-INTEREST SHOULD BE, AND ARE PURSUANT TO THE TERMS OF THE PLAN, SPECIFICALLY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR POST-CONFIRMATION ESTATE CLAIM MAY NOT BE LISTED, DISCLOSED, OR SET FORTH IN THE PLAN OR THE DISCLOSURE STATEMENT, A POST-CONFIRMATION ESTATE CLAIM

MAY BE BROUGHT AGAINST ANY CLAIMANT AT ANY TIME, SUBJECT TO THE BAR DATE LIMITATIONS SET FORTH IN THE PLAN.

K.       Objections to Claims

         The right to litigate, resolve, and settle objections to Claims (at the expense of the Estate), whether or not the subject of litigation as of the Effective Date, will be vested solely in the Disbursing Agent as of the Effective Date. From and after the Effective Date, the Disbursing Agent shall have the sole right to file, prosecute, litigate, and settle any objections to Claims, whether or not any such objection is pending as of the Effective Date.

         Notwithstanding that the Disbursing Agent shall have the right to file, litigate, prosecute, and settle objections to Claims on behalf of the Estate, nothing contained herein will be deemed to obligate the Disbursing Agent to take any such actions, all of which will be determined in the Reorganized Debtors' sole discretion.

         THE DEBTOR AND THE COMMITTEE HAVE NOT FULLY REVIEWED THE CLAIMS IN THE CASE OR DETERMINED WHETHER OBJECTIONS TO CLAIMS EXIST. THIS INVESTIGATION IS ONGOING AND WILL OCCUR IN LARGE PART AFTER THE EFFECTIVE DATE. CREDITORS AND OTHER PARTIES-IN-INTEREST SHOULD BE, AND ARE PURSUANT TO THE TERMS OF THE PLAN SPECIFICALLY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR OBJECTION TO CLAIM MAY NOT BE LISTED, DISCLOSED, OR SET FORTH IN THE PLAN OR DISCLOSURE STATEMENT, AN OBJECTION TO CLAIM MAY BE BROUGHT AGAINST ANY CLAIMANT AFTER THE EFFECTIVE DATE.

L.       Pending   Disputed   General   Unsecured  Claims  as  of  the  Date  of
         Distribution

         In the event that any objection to any General Unsecured Claim should be pending as of the date on which a Distribution is owed to the holder of such General Unsecured Claim, no Distribution will be made on account of such disputed General Unsecured Claim until such Disputed Claim has been determined and allowed by a Final Order. In the event that a Disputed Claim is allowed by a Final Order, within five Business Days after such Disputed Claim is allowed by such Final Order, such Allowed General Unsecured Claim will be paid to the extent of the Distributions previously made on account of Allowed General Unsecured Claims in the same Class. Further Distributions, if any, on account of such Allowed General Unsecured Claim will be paid directly to the holder of such Allowed General Unsecured Claim, in an aggregate amount not to exceed the amount of the General Unsecured Claim allowed by the Final Order.

M.       Unclaimed Distributions

         Distributions to holders of Allowed Claims will be made either: (a) at the addresses set forth in the Proof of Claim filed by the Creditor; or (b) at the address set forth in any written notice of address change delivered to the Debtor or the Disbursing Agent after the date on which any related Proof of Claim was filed; or (c) at the address reflected in the Schedules relating to the applicable Allowed Claim if no Proof of Claim has been filed by the Creditor and neither the Debtor nor the Reorganized Debtor has received a written notice of a change of address.

         The Disbursing Agent shall not be required to perform any investigation or inquiry as to the proper address for such Creditor if the address stated in any Proof of Claim filed by the Creditor, written notice of change of address filed by the Creditor, or in the Schedules is incorrect.

         Any unclaimed Distribution ("Unclaimed Distribution") provided for under the Plan (which will include: (a) checks which have been returned as undeliverable without a proper forwarding address; (b) checks which were not mailed or delivered because of the absence of a proper address to which to mail or deliver the same; or (c) checks which remain unnegotiated for a period of ninety (90) days), will be retained by the Disbursement Fund and utilized by the Disbursing Agent.

         Following the earlier to occur of: (a) two (2) years after a Distribution becomes and Unclaimed Distribution, or (b) ninety (90) days after the making of the Final Distribution under the Plan (collectively, the

"Unclaimed Distribution Holding Period"), such Unclaimed Distribution will become property of the Disbursement Fund, free and clear of any restrictions thereon, and the holders of Allowed Claims otherwise entitled to such Unclaimed Distributions will cease to be entitled thereto and their Claims based thereon will be deemed discharged, waived, and forever barred.

N.       Other Provisions of the Plan

1.       Executory Contracts and Unexpired Leases

         a. Assumptions

         Debtor has either assumed and assigned, or rejected all unexpired leases. There are no remaining leases to be assumed.

         b. Rejections

        Debtor has no remaining unexpired leases. On the Effective Date, except for any agreement relating to an acquisition by the Reorganized Debtor through stock sale and for any for any executory contract or unexpired lease specifically assumed or rejected pursuant to a prior order of the Bankruptcy Court or assumed pursuant to the Plan, each executory contract or unexpired lease entered into by the Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be deemed rejected pursuant to Section 365 of the Bankruptcy Code.

         The order confirming the Plan shall constitute an Order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Section I.B.3. of the Disclosure Statement for the specific date.

         THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF LEASE OR CONTRACT IS THIRTY (30) DAYS FROM THE CONFIRMATION DATE. Any Claim based on the rejection of a contract or lease will be barred if the proof of Claim is not timely filed, unless the Court later orders otherwise.

         Proofs of Claim for any Claims arising by reason of any rejection of executory contracts or unexpired leases pursuant to the Plan shall be filed and served upon the Disbursing Agent and counsel for the Disbursing Agent within thirty days after the Confirmation Date. In the event that any such Proof of Claim is not filed and served as set forth herein, such Claim will be deemed conclusively to be waived and will be forever barred in the Case, without further notice. Any Claim timely asserted hereunder arising out of the rejection of an executory contract or unexpired lease will be deemed to be a General Unsecured Claim under the Plan, but will not automatically become an Allowed Claim.

2.       Changes In Rates Subject To Regulatory Commission Approval

         The Debtor is not subject to governmental regulatory commission approval of its rates. The Debtor is not regulated by a governmental commission.

3.       Retention of Jurisdiction

         Until this Plan has been fully consummated, the Bankruptcy Court shall retain jurisdiction to the extent provided by law, including, but not limited to, the following purposes:

         a. The classification, allowance, disallowance, or estimation of the Claim of any Claimant and the re-examination of Claims which have been allowed for the purposes of determining acceptance of the Plan at the time of the Confirmation Hearing and the determination of such objections as may be filed to Claims. The failure by the Debtor, Trustee or Disbursing Agent to object to or to examine any Claim for the purpose of determining acceptance of this Plan shall not be deemed to be a waiver of the right of the Trustee or Disbursing Agent to object to or to re-examine the Claim, in whole or in part, at a later date.

         b. The resolution of any matters, including, without limitation, the allowance or disallowance of any Claim for damages by reason of the rejection of any executory contract or unexpired lease, related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which Debtor is a party or with respect to which the Debtor or Reorganized Debtor may be liable, including the determination of whether such contract is executory for the purposes of Section 365 of the Bankruptcy Code, and to hear, determine and, if necessary, liquidate any Claims arising therefrom.

         c. Except for as otherwise provided herein, the determination of all questions and disputes regarding title to the assets of Debtor, the Estate, the Disbursement Fund or Reorganized Debtor and the determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to any action pending as of the Confirmation Date, in which the Debtor is a party.

         d. The correction of any defect, the curing of any omission, or the reconciliation of any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan.

         e. The resolution of any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor or that may be pending on the Effective Date.

         f. The modification of the Plan after confirmation pursuant to the Bankruptcy Code and the Bankruptcy Rules, or if in the best interests of the Estate and the Creditors, modification of this Plan even after the Plan has been substantially consummated.

         g. The enforcement and interpretation of the terms and conditions of the Plan or the Confirmation Order, and the determination of such matters, and the making of such orders consistent with the Plan as may be necessary or desirable to effectuate the provisions of the Plan.

         h. The determination, either before or after the closing of the Case, of any Claims concerning state, local, and federal taxes pursuant to Section 346, 505, 525, or 1146 of the Bankruptcy Code or other applicable law, and the

Debtor's or the Estate's entitlement, if any, to tax attributes which may have been property of the Estate, either before or after the closing of the Case.

         i. The shortening or extending, for cause, of the time fixed for doing any act or thing under the Plan, on such notice, if any, as the Bankruptcy Court shall determine to be appropriate.

         j. The entry of any order, including, without limitation, any injunction, to enforce the title, rights, and powers of the Debtor or the Disbursing Agent and such limitations, restrictions, terms, and conditions of such title, rights, and powers as the Bankruptcy Court may deem necessary.

         k. The determination of any disputes arising under or relating to any order entered by the Bankruptcy Court in the Case.

         l. The determination of the validity, extent, or priority of any liens and security interests against property of the Debtor, the Estate or the Disbursement Fund.

         m. The determination of all actions and proceedings which relate to pre-confirmation matters affecting the Debtor, the Estate or the Disbursement Fund whether such action or proceeding is brought before or after the Effective Date.

         n. The liquidation or allowance of any Claim as well as any objection or dispute concerning any Claim of the Estate.

         o. The determination of all questions and disputes regarding collection of assets of Debtor or the Estate as of the Confirmation Date.

         p. The entry of an order concluding and terminating the Case.

         q. Such other matters to the extent provided by law.

IV.      EFFECT OF CONFIRMATION OF THE PLAN

A.       Discharge

         The Plan provides that upon confirmation of the Plan, the Debtor shall be discharged of liability for payment of debts incurred before confirmation of the Plan to the extent specified in 11 U.S.C. Section 1141. Upon confirmation,

Claimants may enforce payment of their debts only as modified and restructured under the Plan. Claimants may enforce payment of their debts in courts of competent jurisdiction after substantial consummation of the Plan. However, the discharge will not discharge any liability imposed by the Plan.

         If the Debtor does not consummate the Stock Issuance Agreement with ECHEX, the Debtor will be liquidated and will therefore not receive a discharge because in a liquidation, the Estate will not meet the test for receiving a discharge under 11 U.S.C. Section 1141(d)(3).

B.       Revesting of Property

         Except as provided in Section V.E. and except as provided elsewhere in the Plan, the confirmation of the Plan revests all of the Retained Assets of the Estate in the Disbursing Agent on behalf of Debtor's Estate which will be immediately transferred to the Disbursement Fund. After the Confirmation Date, the disposition of any Retained Assets, whether by sale, settlement or otherwise, shall not be subject to or require Court approval.

         Except as set forth in the Plan to the contrary, on the Effective Date, the Retained Assets will vest in the Disbursing Agent on behalf of Debtor's Estate and transferred to the Disbursement Fund, free and clear of any Claims, liens, encumbrances, or interests of Creditors, Interest Holders, parties-in-interest, and other entities.

         From and after the Effective Date, the Disbursing Agent may acquire, and dispose of property and settle and compromise claims without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan, the Confirmation Order, and any document, agreement, or instrument delivered in connection therewith.

         Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded in the Plan and the treatment of all Claims in the Plan will be in exchange for and in complete satisfaction, discharge, and release of all Claims (including Administrative Claims and any interest accrued on any Claim from and after the Petition Date) against the Debtor and any of its assets and properties.

C.       Inconsistencies Between Plan and Bylaws

         To the extent that any provision of the Plan is inconsistent with Debtor's corporate bylaws, the provisions of the Plan shall control and the bylaws will be amended accordingly.

D.       Modification of the Plan

         The Debtor and the Committee may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or re-voting on the Plan.

         The Disbursing Agent may also seek to modify the Plan at any time after confirmation only if (1) the Plan has not been substantially consummated and (2) the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

         If the Bankruptcy Court determines that a post-confirmation modification of the Plan is in the best interest of the Estate and the Creditors, even after substantial consummation of the Plan, then, notwithstanding the provisions of Section 1127(b) of the Bankruptcy Code, the Bankruptcy Court may authorize such modification of the Plan, after notice and a hearing, in such manner and under such conditions, as the Bankruptcy Court deems appropriate.

E.       Post-Confirmation Status Reports

         Within 120 days of the entry of the order confirming the Plan, the Disbursing Agent shall file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee and the Committee and its counsel. Further status reports shall be filed every 120 days and served on the same entities.

F.       Post-Confirmation Conversion/Dismissal

         A Creditor or party in interest may bring a motion to convert or dismiss the case under Section 1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Bankruptcy Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case.

         The order confirming the Plan may also be revoked under very limited circumstances. The Court may revoke the order if the order of confirmation was procured by fraud and if a party in interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the order of confirmation.
////
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                                       51

G.       Final Decree

         Once the estate has been fully administered as referred to in Federal Rule of Bankruptcy Procedure 3022, the Disbursing Agent, or such other party as the Court shall designate in the Plan confirmation order, shall file a motion with the Bankruptcy Court to obtain a final decree to close the case.

Dated: November 20, 2003

                                     Worldwide Wireless Networks, Inc.

                                     /s/Jerry Collazo
                                     -------------------------------
                                     By: Jerry Collazo, President







PAGTER AND MILLER

/s/ for
--------------------------
R. Gibson Pagter, Jr.
Attorneys  for  Official  Committee of Unsecured
Creditors  for the  bankruptcy
estate of Worldwide Wireless Networks, Inc.

MARSHACK SHULMAN HODGES & BASTIAN LLP

/s/Leonard M. Shulman
------------------------------
Leonard M. Shulman
Attorneys  for  Official  Committee of Unsecured
Creditors  for the  bankruptcy
estate of Worldwide Wireless Networks, Inc.

                                    Exhibit A

                            STOCK ISSUANCE AGREEMENT



























                               Exhibit A, Page 53

August 26, 2003

Mr. Leonard M. Shulman
Marshack, Shulman, Hodges & Bastian LLP
26632 Towne Centre Drive, Ste. 300
Foothill Ranch, California 92630

Mr. R. Gibson Pagter, Jr.
Pagter & Miller
1551 N. Tustin Ave., Ste. 850
Santa Ana, California 92705

Re: In re Worldwide Wireless Networks, Inc. SA-02-17020-JB

Dear Messrs. Shulman and Pagter:

We understand that you represent the Creditors' Committee and Debtor-In-Possession, respectively, in the above case. Set forth below is the offer of ECHEX INTERNATIONAL, INC., a California Corporation ("ECHEX") to acquire the entity of WORLDWIDE WIRELESS NETWORKS, INC, a Nevada corporation ("WWWN") through the plan of reorganization. The essential terms of the acquisition are outlined as follows:

This Agreement is meant to be binding upon the parties hereto with respect to the following terms and conditions, however all parties signatory hereto recognize and acknowledge that this agreement is subject to the approval of the United States Bankruptcy Court for the Central District of California ("Bankruptcy Court") through a Plan of Reorganization of WWWN.

         (1) The parties understand and agree that, subject to Bankruptcy Court approval, the equity interest of WWWN shall be restructured as follows:

         a. The current common stock of WWWN shall be cancelled and extinguished without recourse.

         b. All options, warrants, stock plan rights and conversion rights of any kind including without limitation any convertible debt instruments will be cancelled and terminated.

         c.       Any  and  all   preferred   stock  of  every  series  and  the
                  accompanying   conversion   rights  of  every   kind   without
                  limitation will be cancelled.

         d. There will be 5,270,000 shares of new common stock issued and outstanding which shall be distributed as follows:

                  1. 250,000 unrestricted and unlegended shares exempt from registration shall be distributed pro-rata to the general unsecured creditors of WWWN, based upon their allowed claims in the Bankruptcy Estate. The Official Committee of Unsecured Creditors will be responsible for providing to ECHEX a list identifying each new registered holder and number of shares to be allocated to each person or entity.

                               EXHIBIT A, PAGE 54

                  2. 1,020,000 unrestricted and unlegended shares exempt from registration shall be issued to new investors, management and consultants recapitalizing WWWN as ECHEX International, Inc. ECHEX shall be responsible for identifying each new registered holder and the number of shares to be allocated to each person or entity. Out of this, it is contemplated that 10,000 shares will be allocated to Squar, Milner, Reehl & Williamson, LLP and 10,000 shares will be allocated to Jerry Collazo.

                  3. 4,000,000 shares shall be issued to the shareholders of ECHEX International, Inc. in exchange for their shares in ECHEX. ECHEX shall be responsible for identifying each new registered holder and the number of shares to be allocated to each person or entity.

         (2) Apart from the new common stock specifically designated herein, neither the Debtor-In-Possession nor the Official Committee of Unsecured Creditors shall seek to have any additional WWWN equity securities issued during this Bankruptcy proceeding nor in the event of a future reopening of the bankruptcy for consideration to creditors.

         (3) The parties understand and agree that, subject to Bankruptcy Court approval, the plan shall provide:

         a. At closing, the officers and directors of WWWN shall be deemed removed from office.

         b. ECHEX will be authorized to appoint a sole director to effectuate the authorizations approved by the Court and those conditions contained herein.

         c. The new directors will be authorized to restate and amend the Articles of Incorporation to expressly allow for a single member board of directors, to change the name to ECHEX International, Inc. and to effectuate the provisions of the Court Order, Shell Purchase Agreement and Reorganization Plan.

         d. The new director will be authorized to restate and amend the corporate Bylaws.

         e. The new director will be authorized to take all necessary actions to effectuate the conditions and terms of the Court Order, the purchase agreement and the reorganization plan as approved.

         (4) In addition to the equity considerations set forth above, ECHEX shall pay or cause to be paid to the Estate of WWWN the sum of One Hundred Thousand Dollars ($100,000.00) cash. Said sum will be paid as follows:

         a. Twenty five thousand dollars ($25,000) shall be paid to the attorney-client trust account of Marshack, Shulman, Hodges & Bastian LLP within three business (3) days subsequent to the acceptance of this offer. This down payment will be non-refundable, except in the event that the Debtor-In-Possession's plan is not confirmed by November 30, 2003 through no fault of ECHEX or in the event that WWWN looses its listing on the OTCBB.

         b. The balance of the seventy five thousand dollars ($75,000) has been deposited in an escrow account at the law office of Eric Littman at 7595 S.W. 104th St., Suite 210, Miami, FL 33156 and shall be paid out after the entry of the final order

                               EXHIBIT A, PAGE 55
                  confirming the plan of reorganization and before the effective date of the plan.

         c. Twenty five thousand dollars ($25,000) of the balance paid out in Item "b" above shall be paid to Squar, Milner, Reehl & Williamson LLP ("Squar Milner") for their consulting services rendered in connection with this transaction. Said sum shall be paid after the entry of final order confirming the plan of reorganization and before the effective date of the plan.


         (5) All costs of administration of the Estate, including the attorneys' fees of the Estate and the Committee for the plan preparation etc. shall be borne by the Estate of WWWN. WWWN will be required to continue to meet their reporting and disclosure obligations under the Securities Act of 34. Specifically, in the event the effective date of the plan is not established by November 15, 2003, WWWN must have filed its September 30, 2003 10Q on time.

         (6) Other than the stock of the reorganized debtor and any necessary books and records, no other Estate assets would be transferred to ECHEX (or its assignee or designee). ECHEX understands that other assets now being held by the Estate would remain with the Estate and would be distributed to creditors through the plan of reorganization according to the provisions of the Bankruptcy Code.

         (7) WWWN must proceed to prepare and confirm a plan of reorganization by not later than November 30, 2003. ECHEX shall be allowed to review, comment and request changes to the plan of reorganization, related disclosure statement and other related documents or orders.

         (8) Each of the parties hereto agrees to cooperate in good faith with the other, and to execute and deliver such other and further documents, instruments and agreements and perform such other acts as may reasonably be necessary or appropriate to consummate and carry into effect the transactions contemplated by this Agreement.

         (9) This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, understandings and arrangements among the parties.

         (10) Although the agreement of the parties may be further memorialized in additional agreements and writing, this offer, once accepted and countersigned below, shall constitute a binding agreement between the parties subject only to Bankruptcy Court approval.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered with full and complete authority to act on behalf of the respective entities a party hereto as of the date first above written.


                               EXHIBIT A, PAGE 56

GLENIN BAY EQUITY LLC
on behalf of ECHEX INTERNATIONAL, INC., a California corporation


By: /s/Michael Manion
----------------------------
Michael Manion


ECHEX INTERNATIONAL, INC., a California corporation


By:/s/Richard Smith
----------------------------
Richard Smith, Chief Financial Officer


Approved and Accepted:


/s/Leonard M. Shulman
------------------------
Leonard M. Shulman
Attorney for the Official Committee of
Unsecured Creditors


-----------------------
R. Gibson Pagter, Jr.
Attorney for Worldwide Wireless Networks, Inc.
Debtor-in-Possession


-----------------------
Stephen P. Milner
Accountants and Financial Consultants for the Official Committee of Unsecured Creditors


                               EHIBIT A, PAGE 57

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered with full and complete authority to act on behalf of the respective entities a party hereto as of the date first above written.


GLENIN BAY EQUITY LLC
on behalf of ECHEX INTERNATIONAL, INC., a California corporation


By:
----------------------------
Michael Manion


ECHEX INTERNATIONAL, INC., a California corporation


By:
----------------------------
Richard Smith, Chief Financial Officer


Approved and Accepted:



------------------------
Leonard M. Shulman
Attorney for the Official Committee of
Unsecured Creditors


/s/R. Gibson Pagter
-----------------------
R. Gibson Pagter, Jr.
Attorney for Worldwide Wireless Networks, Inc.
Debtor-in-Possession


-----------------------
Stephen P. Milner
Accountants and Financial Consultants for the Official Committee of Unsecured Creditors


                               EHIBIT A, PAGE 58

GLENIN BAY EQUITY LLC
on behalf of ECHEX INTERNATIONAL, INC., a California corporation


By: /s/Michael Manion
----------------------------
Michael Manion


ECHEX INTERNATIONAL, INC., a California corporation


By:/s/Richard Smith
----------------------------
Richard Smith, Chief Financial Officer


Approved and Accepted:


/s/Leonard M. Shulman
------------------------
Leonard M. Shulman
Attorney for the Official Committee of
Unsecured Creditors


-----------------------
R. Gibson Pagter, Jr.
Attorney for Worldwide Wireless Networks, Inc.
Debtor-in-Possession


/s/Stephen P. Milner
-----------------------
Stephen P. Milner
Accountants and Financial Consultants for the
Official Committee of Unsecured Creditors


                               EHIBIT A, PAGE 59

           ADDENDUM NO. ONE TO LETTER OF INTENT DATED AUGUST 26, 2003
      Re: In re Worldwide Wireless Networks, Inc., Case No. SA 02-17020 JB
                     ---------------------------------------

This Addenum is made to that certain letter of intent dated August 26, 2003 ("LOI") by and between Echex International, Inc., a California corporation; Worldwide Wireless Networks, Inc., the Debtor and Debtor in Possession ("Debtor") in the above-referenced Chapter 11 bankruptcy case; and the Committee of Unsecured Creditors for Debtor's bankruptcy estate ("Committee"). The Addendum is attached to and constitutes a part of the LOI. If there is any consistency between the provisions of this Addenum and the other provisions of the LOI, the provisions of this Addendum shall control.

Due to the Federal Rules of Bankruptcy Procedure and Local Bankruptcy Rules for the Central District of California setting forth certain time requirements for noticing hearings to obtain approval of Disclosure Statements and notices of hearings regarding Plan confirmation proceedings, the November 30, 2003 contingency deadline for approval of the Plan referred to in the LOI shall be extended to December 31, 2003. This deadline may be further extended provided that the Debtor and the Committee are proceeding with the approval of the Disclosure Statement and Plan confirmation hearings as quickly as possible due to the statutory time requirements and the availability of the Court.



GLENIN BAY EQUITY LLC
On behalf of ECHEX INTERNATIONAL, INC., a California corporation



------------------
By: Michael Manion
Its Authorized Agent


EXCHEX INTERNATIONAL, INC.,



--------------------------------------
By: Richard Smith, Chief Financial Officer




[signatures continued on attached]

                               EXHIBIT A, PAGE 60

APPROVED AND ACCEPTED.


MARSHACK SHULMAN HODGES & BASTIAN LLP

/s/Leonard M. Shulman
-------------------------------------
Leonard M. Shulman
Attorneys for Official  Committee of
Unsecured  Creditors for the bankruptcy estate
of Worldwide Wireless Networks, Inc.


PAGTER AND MILLER


--------------------------------------
R. Gibson Pagter, Jr.
Attorneys for Official Committee of Unsecured Creditors for the bankruptcy estate of Worldwide Wireless Networks, Inc.



SQUAR MILNER REEHL & Williamson LLP




--------------------------------------
Stephen P. Milner
Accountants and Financial Consultants for the Official Committee of Unsecured Creditors for the bankruptcy estate of Worldwide Wireless Networks, Inc.

                               EXHIBIT A, PAGE 61

           ADDENDUM NO. ONE TO LETTER OF INTENT DATED AUGUST 26, 2003
      Re: In re Worldwide Wireless Networks, Inc., Case No. SA 02-17020 JB
                     ---------------------------------------

This Addenum is made to that certain letter of intent dated August 26, 2003 ("LOI") by and between Echex International, Inc., a California corporation; Worldwide Wireless Networks, Inc., the Debtor and Debtor in Possession ("Debtor") in the above-referenced Chapter 11 bankruptcy case; and the Committee of Unsecured Creditors for Debtor's bankruptcy estate ("Committee"). The Addendum is attached to and constitutes a part of the LOI. If there is any consistency between the provisions of this Addenum and the other provisions of the LOI, the provisions of this Addendum shall control.

Due to the Federal Rules of Bankruptcy Procedure and Local Bankruptcy Rules for the Central District of California setting forth certain time requirements for noticing hearings to obtain approval of Disclosure Statements and notices of hearings regarding Plan confirmation proceedings, the November 30, 2003 contingency deadline for approval of the Plan referred to in the LOI shall be extended to December 31, 2003. This deadline may be further extended provided that the Debtor and the Committee are proceeding with the approval of the Disclosure Statement and Plan confirmation hearings as quickly as possible due to the statutory time requirements and the availability of the Court.



GLENIN BAY EQUITY LLC
On behalf of ECHEX INTERNATIONAL, INC., a California corporation


/s/Michael Manion
------------------
By: Michael Manion
Its Authorized Agent


EXCHEX INTERNATIONAL, INC.,


/s/Richard Smith
--------------------------------------
By: Richard Smith, Chief Financial Officer




[signatures continued on attached]

                               EXHIBIT A, PAGE 62

APPROVED AND ACCEPTED.


MARSHACK SHULMAN HODGES & BASTIAN LLP

/s/Leonard M. Shulman
-------------------------------------
Leonard M. Shulman
Attorneys for Official  Committee of
Unsecured  Creditors for the bankruptcy estate
of Worldwide Wireless Networks, Inc.


PAGTER AND MILLER

/s/R. Gibson Pagter, Jr.
--------------------------------------
R. Gibson Pagter, Jr.
Attorneys  for  Official  Committee of Unsecured  Creditors
for the  bankruptcy estate of Worldwide Wireless Networks, Inc.



SQUAR MILNER REEHL & Williamson LLP




--------------------------------------
Stephen P. Milner
Accountants and Financial Consultants for the Official Committee of Unsecured Creditors for the bankruptcy estate of Worldwide Wireless Networks, Inc.

                               EXHIBIT A, PAGE 63

APPROVED AND ACCEPTED.


MARSHACK SHULMAN HODGES & BASTIAN LLP

/s/Leonard M. Shulman
-------------------------------------
Leonard M. Shulman
Attorneys for Official  Committee of
Unsecured  Creditors for the bankruptcy estate
of Worldwide Wireless Networks, Inc.


PAGTER AND MILLER


--------------------------------------
R. Gibson Pagter, Jr.
Attorneys for Official Committee of Unsecured Creditors for the bankruptcy estate of Worldwide Wireless Networks, Inc.



SQUAR MILNER REEHL & Williamson LLP



/s/Stephen P. Milner
--------------------------------------
Stephen P. Milner
Accountants and Financial Consultants for the
Official Committee of Unsecured Creditors
for the bankruptcy estate of Worldwide Wireless Networks, Inc.

                               EXHIBIT A, PAGE 64

        ADDENDUM NO. TWO TO LETTER OF INTENT DATED AUGUST 26, 2003
      Re: In re Worldwide Wireless Networks, Inc., Case No. SA 02-17020 JB
                     ---------------------------------------

This Addenum is made to that certain letter of intent dated August 26, 2003 ("LOI") by and between Echex International, Inc., a California corporation; Worldwide Wireless Networks, Inc., the Debtor and Debtor in Possession ("Debtor") in the above-referenced Chapter 11 bankruptcy case; and the Committee of Unsecured Creditors for Debtor's bankruptcy estate ("Committee"). The Addendum is attached to and constitutes a part of the LOI. If there is any consistency between the provisions of this Addenum and the other provisions of the LOI, the provisions of this Addendum shall control.

All shares of the Reorganized Debtor Stock to be issued as the result of the LOI to parties other than creditors of the Debtor's bankruptcy estate shall not be exempt from registration under both federal and state securities law pursuant to Bankruptcy Code Section 1145(a)(1).


GLENIN BAY EQUITY LLC
On behalf of ECHEX INTERNATIONAL, INC., a California corporation


/s/Michael Manion
------------------------------
By: Michael Manion
Its Authorized Agent

EXCHEX INTERNATIONAL, INC.,


/s/Richard Smith
-----------------------------------------
By: Richard Smith, Chief Financial Officer


[signatures continued on attached]






                                       1
                               EXHIBIT A, PAGE 65

APPROVED AND ACCEPTED.


MARSHACK SHULMAN HODGES & BASTIAN LLP


/s/Leonard M. Shulman
-----------------------------------------
Leonard M. Shulman Attorneys for Official  Committee of
Unsecured  Creditors for the bankruptcy estate of
Worldwide Wireless Networks, Inc.


PAGTER AND MILLER

/s/
----------------------------------------
R. Gibson Pagter, Jr.
Attorneys for Official Committee of Unsecured Creditors for the bankruptcy estate of Worldwide Wireless Networks, Inc.


Squar Milner Reehl & Williamson LLP



/s/Stephen P. Milner
----------------------------------
Stephen P. Milner
Accountants and Financial Consultants for the
Official Committee of Unsecured Creditors
for the bankruptcy estate of Worldwide Wireless Networks, Inc.

                               EXHIBIT A, PAGE 66

                                PROOF OF SERVICE

STATE OF CALIFORNIA, COUNTY OF ORANGE

I am employed in the City of Foothill Ranch, County of Orange, State of California. I am over the age of 18 years and not a party to the within action. My business address is 26632 Towne Centre, Suite 300, Foothill Ranch, California 92610.

On December 19, 2003, I served the documents named below on the parties as follows:

DOCUMENT(S) SERVED:        ORDER  CONFIRMING   DEBTOR'S  AND  COMMITTEE'S  FIRST
                           AMENDED JOINT PLAN OF REORGANIZATION  (AS MODIFIED IN
                           OPEN COURT ON NOVEMBER 18, 2003)

SERVED UPON:               SEE THE ATTACHED SERVICE LIST

_x__ (BY MAIL) I caused each such envelope, with postage thereon fully prepaid, to be placed in the United States mail at Foothill Ranch, California. I am readily familiar with the practice of Marshack Shulman Hodges & Bastian LLP for collection and processing of correspondence for mailing, said practice being that in the ordinary course of business, mail is deposited in the United States Postal Service the same day as it is placed for collection. I am aware that on motion of party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after date of deposit for mailing in affidavit.

______ (BY FACSIMILE) Pursuant to C.R.C. 2009(i), I either caused, or had someone cause, the transmitting machine to properly transmit the attached documents to the facsimile numbers shown on the service list. The above-referenced document was transmitted by facsimile transmission and the transmission was reported as completed and without error.

______ (BY FEDERAL EXPRESS OR AIRBORNE EXPRESS) I am readily familiar with the practice of Marshack Shulman Hodges & Bastian LLP for collection and processing of documents for overnight delivery and know that the document(s) described herein will be deposited in a box or other facility regularly maintained by such overnight delivery company for overnight delivery.

______ (BY PERSONAL SERVICE) I delivered to an authorized courier or driver authorized by ASAP Corporate Service to receive documents to be delivered on the same date. A proof of service signed by the authorized courier will be filed forthwith.

______ (STATE) I declare under penalty of perjury under the laws of the State of California that the above is true and correct.

__x___ (FEDERAL) I declare that I am employed in the office of a member of the bar of this court, at whose direction this service was made.

Executed on December 19, 2003, at Foothill Ranch, California.

                                 /s/Lorre E. Clapp
                                 ------------------------------
                                 Lorre E. Clapp

                                  SERVICE LIST


Interested Party
-----------------------
NANCY GOLDENBERG, ESQ.
UNITED STATES TRUSTEE
411 W. FOURTH ST., SUITE 9041
SANTA ANA, CA  92701-4593


Attorneys for the Debtor
------------------------
R. GIBSON PAGTER, JR., ESQ.
PAGTER AND MILLER
1551 N. TUSTIN AVENUE SUITE 850
SANTA ANA, CALIFORNIA  92705


Attorneys for First Universe
----------------------------
HOWARD M. BIDNA, ESQ.
BIDNA & KEYS
5120 CAMPUS DRIVE
NEWPORT BEACH, CA 92660


Attorneys for Eyson Corporation
-------------------------------
EVAN L. SMITH, ESQ.
LAW OFFICES OF EVAN L. SMITH
324 SOUTH DIAMOND BAR BLVD.
DIAMOND BAR, CA  91765

In re                                           Chapter 11 Case Number

WORLDWIDE WIRELESS NETWORKS, INC.               SA 02-17020 JB

Debtor.


                      NOTICE OF ENTRY OF JUDGMENT OR ORDER
                           AND CERTIFICATE OF MAILING

TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:

         1.  You  are  hereby  notified,   pursuant  to  Local  Bankruptcy  Rule
9021-1(a)(1)(E), that a judgment or order entitled (specify):

                ORDER CONFIRMING DEBTOR'S AND COMMITTEE'S FIRST
                      AMENDED JOINT PLAN OF REORGANIZATION
                (AS MODIFIED IN OPEN COURT ON NOVEMBER 18, 2003)

was entered on (specify date): DEC 22 2003.

         2. I hereby certify that I mailed a copy of this notice and a true copy of the order or judgment to the persons and entities on the attached service list on (specify date): DEC 22 2003.

Dated: DEC 22 2003                              JON D. CERETTO
                                                CLERK OF THE BANKRUPTCY COURT


                                                By: /s/Helen Kara
                                                ----------------------------
                                                Deputy Clerk

                                  SERVICE LIST


Interested Party
-----------------------
NANCY GOLDENBERG, ESQ.
UNITED STATES TRUSTEE
411 W. FOURTH ST., SUITE 9041
SANTA ANA, CA  92701-4593


Attorneys for the Debtor
------------------------
R. GIBSON PAGTER, JR., ESQ.
PAGTER AND MILLER
1551 N. TUSTIN AVENUE SUITE 850
SANTA ANA, CALIFORNIA  92705


Attorneys for the Committee
---------------------------
LEONARD M. SHULMAN, ESQ.
MARSHACK SHULMAN HODGES & BASTIAN LLP
26632 TOWNE CENTRE SUITE 300
FOOTHILL RANCH, CA  92610-2808


Attorneys for First Universe
----------------------------
HOWARD M. BIDNA, ESQ.
BIDNA & KEYS
5120 CAMPUS DRIVE
NEWPORT BEACH, CA 92660


Attorneys for Eyson Corporation
-------------------------------
EVAN L. SMITH, ESQ.
LAW OFFICES OF EVAN L. SMITH
324 SOUTH DIAMOND BAR BLVD.
DIAMOND BAR, CA  91765